                                                                   EXHIBIT 10.12


                             CONTRIBUTION AGREEMENT

                                 by and between

                       ARNOLD PALMER GOLF MANAGEMENT LLC,
                      a Delaware limited liability company

                                   as Seller,

                                      and

                           APGM LIMITED PARTNERSHIP,
                         a Delaware limited partnership

                                    as Buyer

                               TABLE OF CONTENTS
                               -----------------

     ARTICLE                                                          PAGE
     -------                                                          ----

       1   DEFINITIONS................................................   1
           1.1 Definitions............................................   1

       2   CONTRIBUTION; LEASE-BACK...................................  10
           2.1 Contribution...........................................  10
           2.2 Property Lease.........................................  11
           2.3 Independent Consideration..............................  11

       3   DEPOSIT AND ACQUISITION PRICE..............................  12
           3.1 Acquisition Price......................................  12
           3.2 Determination of Number of Units.......................  12
           3.3 Accredited Investors...................................  13
           3.4 Prospectus.............................................  13
           3.5 Closing Escrow.........................................  14
           3.6 Federal Income Tax Consequences of Transaction.........  14

       4   TITLE, SURVEY AND SEARCHES.................................  14
           4.1 Title..................................................  14
           4.2 Survey.................................................  15
           4.3 Searches...............................................  16

       5   DUE DILIGENCE..............................................  16
           5.1 Due Diligence Materials................................  16
           5.2 Inspection.............................................  17
           5.3 Due Diligence Termination..............................  18

       6   REPRESENTATIONS AND WARRANTIES.............................  18
           6.1 Representation and Warranties of Seller................  18
           6.2 Representations and Warranties of Buyer................  28
           6.3 Change In Circumstance.................................  29

       7   SELLER'S COVENANTS.........................................  29
           7.1 Covenants..............................................  29

       8   CONDITIONS PRECEDENT.......................................  33
           8.1 Conditions Precedent to the Obligations of Buyer.......  33
           8.2 Conditions Precedent to the Obligations of Seller......  34

     ARTICLE
     -------


      9    DESTRUCTION, DAMAGE OR CONDEMNATION........................  35
           9.1 Destruction or Damage..................................  35
           9.2 Condemnation...........................................  36

     10    POSSESSION, PRORATIONS AND CLOSING COSTS...................  36
           10.1 Possession............................................  36
           10.2 Prorations............................................  36
           10.3 Closing Costs.........................................  37

     11    CLOSING....................................................  37
           11.1 Time and Place........................................  37
           11.2 Seller's Deliveries...................................  38
           11.3 Buyer's Deliveries....................................  40
           11.4 Concurrent Deliveries.................................  40
           11.5 Concurrent Transactions...............................  41
           11.6 New York Style Closing................................  41
           11.7 Employees and Leasing Commissions.....................  41
           11.8 Loan Payoff...........................................  41

     12    INDEMNIFICATION............................................  41
           12.1 Seller's Indemnity....................................  41
           12.2 Buyer's Indemnity.....................................  42

     13    DEFAULT....................................................  44
           13.1 Buyer Default.........................................  44
           13.2 Seller Default........................................  44

     14    BROKERAGE..................................................  45
           14.1 Brokerage    .........................................  45

     15    NOTICES....................................................  45
           15.1 Notices...............................................  45

     16    ADDITIONAL COVENANTS.......................................  46
           16.1 Entire Agreement, Amendments and Waivers..............  46
           16.2 Further Assurances....................................  46
           16.3 Survival and Benefit..................................  46
           16.4 No Third Party Benefits...............................  47
           16.5 Buyer's Investigation and Inspections.................  47
           16.6 Interpretation........................................  47

           ARTICLE
           -------


            16.7  Governing Law.......................................  47
            16.8  Attorneys' Fees.....................................  47
            16.9  Assignment..........................................  47
            16.10 Intentionally Omitted...............................  47
            16.11 Offer and Acceptance................................  48

     17     COMPLIANCE WITH BULK SALES ACTS...........................  48
            17.1......................................................  48


     LIST OF EXHIBITS
     ----------------


EXHIBIT A    -    Legal Description of Real Property
EXHIBIT B    -    Due Diligence Materials
EXHIBIT C    -    Material Contracts
EXHIBIT D-1  -    List of Licenses and Permits
EXHIBIT D-2  -    Operating Permits
EXHIBIT E    -    List of Personal Property
EXHIBIT F    -    List of Members
EXHIBIT G    -    List of Seller's Environmental Reports and Engineering Reports
EXHIBIT H    -    Litigation
EXHIBIT I    -    Assignment of Licenses, Permits and Warranties
EXHIBIT J    -    Bill of Sale
EXHIBIT K    -    Trade Names and Trademarks
EXHIBIT L    -    Waste Disposal Activities
EXHIBIT M    -    Property Lease
EXHIBIT N    -    Wetlands Description
EXHIBIT O    -    Ground Lease
EXHIBIT P    -    Ground Lessor Consent and Estoppel
EXHIBIT Q    -    Loan Documents
EXHIBIT R    -    Construction Budget
EXHIBIT S    -    Other Contribution/Conversion Agreements
EXHIBIT T    -    Condemnation

                             CONTRIBUTION AGREEMENT


     THIS CONTRIBUTION AGREEMENT is made and entered into as of May 14, 1998, by and between ARNOLD PALMER GOLF MANAGEMENT LLC, a Delaware limited liability company ("SELLER"), and APGM LIMITED PARTNERSHIP, a Delaware limited partnership ("BUYER").

                                    RECITALS

     A. Seller is the sole holder of the Ground Leasehold Estate under the Ground Lease (as such terms are hereinafter defined), and the fee owner of the Improvements (as hereinafter defined) comprising a thirty-six (36) hole golf course property commonly known as Memphis National Golf Club, located in Collierville, Tennessee; and Seller has certain right, title and interest in and to the Personal Property, the Inventory, the Permitted Contracts, the Licenses and Permits, the Trade Names and Trademarks and the Warranties (as such terms are hereinafter defined).

     B. Seller and its principals are in the process of sponsoring a real estate investment trust ("REIT"), the shares of which will be offered to the public pursuant to an initial public offering (the "IPO") of shares of common stock ("COMMON STOCK"). As part of the IPO, it is contemplated that (i) the REIT will become the managing general partner of Buyer, (ii) the limited partnership interests in Buyer shall be divided into units ("UNITS"), each of which Units shall have substantially the same economic attributes as a share of Common Stock in the REIT, and (iii) the holders of Units will have the right to exchange Units for Common Stock (on a one Unit for one share of Common Stock basis), subject to the restrictions and limitations which will be established by an amended and restated partnership agreement of Buyer and the organizational documents for the REIT which are in effect as of the consummation of the IPO.

     C. In connection with the IPO, Seller desires to sell, assign, transfer or otherwise contribute, and Buyer desires to acquire, the Property (as hereinafter defined) upon and subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     1.1 DEFINITIONS. When used herein, the following terms shall have the respective meanings set forth opposite each such term:

           (a) ACQUISITION PRICE.  As defined in Section 3.1.

           (b) AGREED COST OF COMPLETION. The amount $6,439,706.00, being the total estimated Cost of Completion as of the date hereof.

           (c) AGREEMENT. This Contribution Agreement, including the Exhibits attached hereto which are by this reference incorporated herein and made a part hereof.

           (d) ALLOCABLE TRANSACTION EXPENSES. The portion of the Transaction Expenses allocable to the Property, determined as of the IPO by multiplying the Transaction Expenses by the Applicable Percentage.

           (e) APPLICABLE PERCENTAGE. The percentage derived by dividing (i) the Gross Lease Revenue by (ii) the total Rental Income, as stated in the Statement of Operations Data schedule in the Selected Financial Data section of the Last Red.

           (f) ASSIGNMENT. That certain recordable Assignment of Lessee's interest in Ground Lease to be delivered to Buyer at Closing, assigning to Buyer or Buyer's designee all of Seller's right, title and interest in, to and under the Ground Lease and with respect to the Ground Leasehold Estate, and containing warranties relative to Seller's right, title and interest in and to the Ground Leasehold Estate, free and clear of all liens, claims, encumbrances and restrictions of every kind, nature and description, subject only to the Permitted Title Exceptions.

           (g)  BULK SALES LAWS.  As defined in Section 17.1.

           (h)  BUYER INDEMNIFIED PARTIES.  As defined in Section 12.1.

           (i)  BUYER'S INDEMNITY.  As defined in Section 5.2.

           (j)  BUYER'S REPRESENTATIVES.  As defined in Section 5.2.

           (k)  CASH AVAILABLE FOR DISTRIBUTION.  As defined in Section 3.2.

           (l)  CASH ACQUISITION PRICE.  As defined in Section 3.1.

           (m) CLOSING. The closing of the sale and purchase transaction contemplated by this Agreement, as described in Article 11 of this Agreement.

           (n) CLOSING DATE.  The date of closing determined pursuant to
      Section 11.1 of this Agreement.

           (o) CODE.  As defined in Section 3.6.

           (p) COMMON STOCK.  As defined in the Recitals hereto.

           (q) CONSTRUCTION ADVANCES. The amount of all advances made by Seller and/or its affiliates, as of Closing, toward the Cost of Completion.

           (r) CONTINGENCY PERIOD. The period beginning on the Contract Date and ending at 5:00 p.m., Pacific Time, on the last to occur of (i) the sixtieth (60th) day following the Contract Date or (ii) the forty-fifth
      (45th) day following receipt by Buyer of all Required Due Diligence Materials. Seller shall certify in writing to Buyer when Seller believes it has delivered all Required Due Diligence Materials. Within three (3) business days after receipt of such certification, Buyer shall furnish to Seller a list of any Required Due Diligence Materials which Buyer has not received. Seller shall then either deliver such items or certify that such items are not available. Upon such final delivery or certification, the forty-five (45) day period shall commence.

           (s) CONTRACT DATE. The date Seller delivers to Buyer an original, fully executed counterpart of this Agreement, which date shall be set forth in the introductory paragraph of this Agreement.

           (t) CONTRACTS. All written or oral: (i) insurance, management, leasing, service, maintenance, operating, repair, collective bargaining, employment, employee benefit, severance, franchise, licensing, supply, purchase, consulting, professional service, advertising, promotion, public relations and other contracts and commitments in any way relating to the Property or any part thereof, together with all supplements, amendments and modifications thereto; and (ii) equipment leases and all rights and options of Seller thereunder, including rights to renew or extend the term or purchase the leased equipment, entered into by Seller or its affiliates, relating to equipment or property located in or upon the Real Property or used in connection therewith, together with all supplements, amendments and modifications thereto.

           (u) COST OF COMPLETION. The actual total amount of all hard and soft construction costs to complete construction of certain improvements currently being made at the Real Property, as generally described in the construction budget attached hereto as Exhibit R (which costs may include, without limitation, landscaping, site work, signage, furnishings, legal costs, insurance, construction and development, construction coordination fees, professional fees, development fees, construction period debt service, and construction contingency).

           (v) DEBT SUBJECT TO AMOUNT. The amount which would be required to pay off the loan evidenced and/or secured by the Loan Documents, in full, as of the Closing Date and to extinguish the lien of the Loan Documents at Closing.

           (w) DEED. That certain recordable Quit-Claim Deed to be delivered by Seller to Buyer, or Buyer's nominee, at the closing conveying all of Seller's right, title and interest in and to the Land and the Improvements to Buyer subject only to the Permitted Title Exceptions and the lien or liens created by the Loan Documents.

           (x) DUE DILIGENCE APPROVAL DATE. The last day of the Contingency Period.

           (y) DUE DILIGENCE MATERIALS.  As defined in Section 5.1.

           (z) ENVIRONMENTAL LAWS. All applicable federal, state and local statutes, regulations, ordinances, judgments, decrees and rules relating to (i) the emission, discharge, release or threatened release of a Hazardous Material into the air, surface water, groundwater or land; (ii) the manufacturing, processing, use, generation, treatment, storage, disposal, transportation, handling, removal, remediation or investigation of a Hazardous Material; or (iii) the protection of human health, safety or the indoor or outdoor environment, including without limitation, the Clean Air Act, the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Occupational Safety and Health Act, all amendments thereto, all regulations promulgated thereunder, and their state or local statutory and regulatory counterparts.

           (aa) ESCROWEE. Chicago Title Insurance Company (national office located at 161 North Clark Street, Chicago, Illinois).

           (ab) GROSS LEASE REVENUE. The Initial Base Rent (as defined in the Property Lease) payable in the first (1st) year of the term of the Property Lease.

           (ac) GROUND LEASE. The ground lease instrument more particularly described on Exhibit O.

           (ad) GROUND LEASEHOLD ESTATE. All of the ground lessee's right, title and interest in, to and under the Ground Lease (including all right, title and interest in and to the Real Property and any other components comprising the Property inuring to the benefit of the ground lessee under the Ground Lease).

           (ae) GROUND LESSOR. Billings-Gassaway, L.P., a Tennessee limited partnership, being the ground lessor under the Ground Lease.

           (af) GROUND LESSOR CONSENT AND ESTOPPEL.  As defined in Section
      7.1(o).

           (ag) HAZARDOUS MATERIAL. Any solid, liquid or gaseous substance, chemical, compound, product, byproduct, waste or material that is or becomes regulated, defined or designated by any applicable federal, state or local governmental authority or by any Environmental Law as hazardous, extremely hazardous, imminently hazardous, dangerous or toxic, or as a pollutant or contaminant, and shall include, without limitation, friable asbestos, asbestos-containing materials, polychlorinated biphenyls, and oil, petroleum, petroleum products and petroleum byproducts.

           (ah) IMPROVEMENTS. Any and all buildings and improvements located on the Land, including the following:

                  Clubhouse complex, together with driving range, practice facilities, paved parking and access areas, utility improvements and landscaped areas.

      Improvements shall include any and all cart paths, tees, greens, holding ponds, water wells, effluent systems, irrigation lines, drainage facilities, pump stations, cart barns, entrance signage and pavilions located on the Land.

           (ai)  INSPECTIONS.  As defined in Section 5.2.

           (aj)  IPO.  As defined in the Recitals hereto.

           (ak)  IPO CONDITION.  As defined in Section 8.3.

           (al)  IPO PERIOD. As defined in Section 8.3.

           (am) INVENTORY. Any and all maintenance facility inventory and all other inventory of goods owned by Seller and held for resale in connection with Seller's operation of the subject Property including, without limitation, golf equipment and golf related goods sold in the pro shops and food and beverage items sold at the clubhouse facilities and elsewhere throughout each golf course.

           (an) LAND. The land legally described on Exhibit A attached hereto and incorporated herein by this reference, and generally described as follows:

                  Approximately _____ acres of land located in Collierville, Shelby County, Tennessee.

           (ao) LAST RED.   The last preliminary prospectus included as part of
      the registration statement filed with the U.S. Securities Exchange Commission with respect to the IPO which is circulated to investors generally.

           (ap) LEGAL REQUIREMENTS. All laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, orders, directions and requirements of all governments and governmental authorities having jurisdiction of the Property (including, for purposes hereof, any local Board of Fire Underwriters), and the operation thereof, and all deed restrictions or other covenants, restrictions, or agreements, site plan approvals, zoning or subdivision regulations and urban redevelopment plans governing or regulating the use or operation of the Property.

           (aq) LESSEE.   Seller, or any wholly owned affiliate of Seller, or
      any other affiliate of Seller as may be designated by Seller in a written notice thereof delivered to Buyer no later than thirty (30) days following the Contract Date (which other affiliate shall, in any event, be subject to the reasonable approval of Buyer as more particularly described in Section 2.2 hereof).

           (ar) LESSEE PROPERTY. Collectively, the Inventory, the Membership Agreements, the Contracts and the Operating Permits.

           (as) LICENSE AGREEMENT. That certain License Agreement dated September 15, 1993 between Arnold Palmer Enterprises, Inc., Pacific Golf, Inc. and Arnold Palmer Golf Management Company, as amended by an Amendment dated May 16, 1996, and as further amended and/or assigned from time to time.

           (at) LICENSES AND PERMITS.   All (i) licenses, permits, franchises,
      certifications, authorizations, approvals, certificates of occupancy and entitlements issued, approved or granted by any governmental authority or body having jurisdiction over the Property and relating to the operation, ownership or maintenance of the Property or any part thereof; (ii) development rights in any way related to or used in connection with the Property and its operations; and (iii) licenses, certifications, authorizations, approvals, easements and rights of way required from private parties to make use of utilities and to insure vehicular and pedestrian ingress and egress to the Real Property; provided that the term "Licenses and Permits" shall not include Operating Permits.

           (au) LOAN DOCUMENTS. All loan agreements, notes, mortgages, deeds of trust, assignments, guarantees, indemnitees and other instruments evidencing, securing, guarantying or otherwise relating to any mortgage or secured financing encumbering the Ground Leasehold Estate and/or Seller's right, title and interest in and to the Real Property.

           (av) MEMBERSHIP AGREEMENTS.  As defined in Section 6.1(h).

           (aw) MONETARY LIENS.  As defined in Section 4.1.

           (ax) MID-POINT PRICE. The mid-point between the high and low anticipated initial public gross offering price per share for the Common Stock, as set for in the Last Red.

           (ay) OFFERING MULTIPLE. The Mid-Point Price divided by a fraction, the numerator of which is the Pro Forma Funds From Operations and the denominator of which is the total number of shares of Common Stock issued by the REIT and Units issued by Buyer as of the IPO (as shown in the Last Red under the section entitled "Dilution").

           (az) OPERATING PERMITS. All licenses, permits and other authorizations or approvals granted by any governmental authority or other body having jurisdiction over the Property which relate solely to the business operations currently being conducted at the Property (e.g. liquor licenses, restaurant permits and licenses and health spa licenses) and which would remain in full force and effect if held by Seller or its affiliates as the subtenant of the Property pursuant to the Property Lease.

           (ba) OTHER CONTRIBUTION/CONVERSION AGREEMENTS. Those certain agreements described in Exhibit S hereto.

           (bb) PERMITTED TITLE EXCEPTIONS. Those exceptions to title to the Property approved or deemed approved by Buyer pursuant to Article 4 hereof.

           (bc) PERSONAL PROPERTY. All machinery, vehicles, spare parts, supplies, equipment, fixtures, furnishings and other tangible personal property of every kind and character (excluding, however, the Inventory) owned by Seller and situated in or upon or used in connection with the operation or maintenance of the Real Property or any part thereof, and all replacements, additions or accessories thereto between the Contract Date and the Closing Date, and all trademarks and other intangible personal property of every kind and character owned by Seller and used in connection with the operation of the subject golf course (except as otherwise described in the definition of Trade Names and Trademarks hereinbelow).

           (bd) PHASE I STUDY.  As defined in Section 5.2.

           (be) PRO FORMA FUNDS FROM OPERATIONS. The Pro Forma Funds from Operations amount set forth in the "Estimated Cash Available for Distribution" footnote calculation in the Selected Financial Data section of the Last Red.

           (bf) PROPERTY. Collectively, the Ground Leasehold Estate, the Personal Property, the Licenses and Permits, the Trade Names and Trademarks, the Warranties and Seller's interest in and to the balance of the Real Property and all tangible and intangible assets arising out of or relating to the foregoing (excluding, however, the Lessee Property described herein).

           (bg) PROPERTY LEASE.  As defined in Section 2.2.

           (bh) PROSPECTUS.  As defined in Section 3.4.

           (bi) REAL PROPERTY. The Land and the Improvements, together with all improvements thereon or therein (including all replacements or additions thereto between the Contract Date and the Closing Date); all systems, facilities, fixtures, machinery, equipment and conduits to provide fire protection, security, heat, exhaust, ventilation, air-conditioning, electrical power, light, plumbing, refrigeration, gas, sewer and water to the Land and Improvements (including all replacements or additions thereto between the Contract Date and the Closing Date); all privileges, rights (including water rights), easements, hereditaments and appurtenances thereto belonging; and all right, title and interest of Seller in and to any streets, alleys, passages and other rights-of-way included therein or adjacent thereto (before or after any vacation thereof).

           (bj) REIT.  As defined in the Recitals hereto.

           (bk) REMAINING CONSTRUCTION COST FUNDS.  As described in Section
      3.2.

           (bl) REQUIRED DUE DILIGENCE MATERIALS. The documents and other materials listed on Exhibit B attached hereto and by this referenced incorporated herein.


           (bm)  SEARCHES.  As defined in Section 4.3.


           (bn)  SECURITIES ACT.  As defined in Section 3.4.

           (bo)  SELLER INDEMNIFIED PARTIES.  As defined in Section 5.2.

           (bp)  SELLER'S ENVIRONMENTAL REPORTS.  As defined in Section 6.1(s).


           (bq)  SELLER'S RECEIVABLES.  As defined in Section 10.2(b).


           (br)  STRUCTURAL REPORT.  As defined in Section 5.2.

           (bs) SURVEY. A current as-built survey of the Land prepared by a surveyor licensed by the state in which the Land is located and certified to Buyer, the Title

      Company and such other parties as Buyer shall designate to be prepared in accordance with the current Minimum Standard Detail Requirements for Land Title Surveys (excluding the requirement for the placement of monuments) adopted by the American Land Title Association and American Congress on Surveying and Mapping, setting forth the legal description and street address of the Land and Improvements and specifically showing thereon all buildings, and other improvements (including fences, tees, fairways, greens, traps, cart paths, pumping facilities, holding ponds and golf course facilities), the number of stories in such buildings, easements (visible or recorded), building lines, curb cuts, party walls (if any), parking, sewage, water, electricity, gas and other utility facilities (together with recording information concerning the documents creating any such easements and building lines), roads and means of physical and record ingress and egress to and from the Real Property by public roads and the gross area of the land included in the Land, and spotting improvements on adjoining property which are within five (5) feet of the property lines of the Land. The Survey shall specify and depict ponds, creeks, streams and rivers and any areas of the Land which are located in a flood plain, wetlands or other environmentally controlled, regulated or protected area.

           (bt) TITLE COMMITMENT. A commitment for the Title Policy covering the Land and Improvements issued by the Title Company in favor of Buyer, or its nominee, in the full amount of the Acquisition Price, showing Ground Lessor as fee simple title holder of the Land and showing Seller as the holder of the Ground Leasehold Estate.

           (bu) TITLE COMPANY. Chicago Title Insurance Company (national office, located in Chicago, Illinois).

           (bv) TITLE POLICY. An ALTA Leasehold Title Insurance Policy covering the Land and Improvements issued by the Title Company pursuant to the Title Commitment, insuring Buyer as the holder of the Ground Leasehold Estate, specifically containing "extended coverage" insuring over all general exceptions raised in such form of title policy and containing the following endorsements (if issued in the jurisdiction of the Real Property): zoning 3.1, owner's comprehensive, encroachment, contiguity (if applicable), access, survey, tax parcel, subdivision compliance, and creditor's rights.

           (bw) TRADE NAMES AND TRADEMARKS. All of Seller's rights in and to the trade names, trademarks, service marks and logos set forth and described on Exhibit K attached hereto and incorporated herein by reference, and any and all derivatives and forms thereof, together with all other trade names, trademarks, service marks and logos, whether or not registered, pertaining to the current operation of the Real Property, but specifically excluding any and all trade names, trademarks, service marks and/or logos inuring to Seller's benefit pursuant to the License Agreement (which intangibles derived pursuant to the License Agreement shall remain the property of Seller).

           (bx) TRANSACTION EXPENSES. The costs, expenses and fees (exclusive of underwriters' fees) incurred by Seller, Buyer and/or the REIT directly or indirectly relating to the planning and formation of the Buyer, the REIT and other entities required to effect the IPO, as set forth in the "Proceeds to Company" footnote on the cover page of the Last Red. Transaction Expenses shall not include any costs, expenses and fees that are to be borne specifically by Seller or Buyer, as the case may be, pursuant to express provisions of this Agreement.

           (by) UNITS.  As defined in the Recitals hereto.

           (bz) WARRANTIES. All guarantees and warranties in effect with respect to the Property or any portion thereof, which, by their terms, shall survive Closing, including, without limitation, all guarantees and warranties of contractors, materialmen, manufacturers, mechanics or suppliers who have been engaged by Seller or any of its agents to furnish labor, materials, equipment or supplies to all or any portion of the Property.

                                   ARTICLE 2

                            CONTRIBUTION; LEASE-BACK

     2.1 CONTRIBUTION. Subject to the conditions and on the terms contained in this Agreement:

           (a) Buyer agrees to acquire from Seller, and Seller agrees to sell, assign, transfer or otherwise contribute to Buyer, all of Seller's right, title and interest in, to and under the Ground Lease and with respect to the Ground Leasehold Estate, free and clear of all liens, claims, encumbrances and restrictions of every kind and description, except for Permitted Title Exceptions and liens created by the Loan Documents, which assignment shall be made by the Assignment.

           (b) Buyer agrees to acquire from Seller, and Seller agrees to sell, assign, transfer or otherwise contribute to Buyer, (i) all of Seller's right, title and interest in the Land and Improvements by the Deed, and
      (ii) all of Seller's right, title and interest in the balance of the Real Property.

           (c) Buyer agrees to acquire from Seller, and Seller agrees to sell, assign, convey, transfer or otherwise contribute to Buyer, all of Seller's right, title and interest in and to the following items, free and clear of all liens, claims, encumbrances and restrictions of every kind and description, except for Permitted Title Exceptions and liens created by the Loan Documents: (i) the Licenses and Permits, and (ii) the Warranties.

           (d) Buyer agrees to purchase and acquire from Seller, and Seller agrees to sell, convey, assign, transfer or otherwise contribute to Buyer,
      (i) the Personal Property, (excluding, however, the Inventory, which is hereby acknowledged not to be part of the Property being conveyed hereunder), and (ii) the Trade Names and Trademarks, by good and sufficient bill of sale containing full warranties of title free and clear of liens, claims, encumbrances and restrictions of every kind and description, except the Permitted Title Exceptions and liens created by the Loan Documents.

           (e) Nothing herein shall be deemed to be an agreement of Buyer to engage, or otherwise be responsible for, any employees of Seller, (it being understood that Buyer's acquisition of the Property hereunder shall not be deemed an acquisition of any of Seller's business operations currently being conducted at the Real Property), which business operations shall continue to be conducted by the Lessee pursuant to the terms of the Property Lease described in Section 2.2 below. Moreover, except as specifically provided herein to the contrary, Buyer shall not assume, or become obligated with respect to, any liability or obligation of Seller.

      2.2 PROPERTY LEASE. Notwithstanding anything herein to the contrary, it is understood and agreed that Buyer (or any affiliate thereof acquiring the Property hereunder at Closing), as lessor, and Lessee, as lessee, shall be entering into a sublease for the Property (the "PROPERTY LEASE") commencing upon the Closing Date, in substantially the form attached hereto as Exhibit M. In the event Seller desires an entity other than Seller or a wholly owned affiliate of Seller to be the "Lessee" under the Property Lease, Seller shall deliver notice to Buyer, within thirty (30) days following the Contract Date, identifying the entity which it proposes to be the lessee under the Property Lease, and Seller shall thereafter deliver to Buyer such other information concerning such proposed lessee as Buyer may request. Buyer shall have the right to approve any entity designated by Seller (other than a wholly owned affiliate of Seller) to be the lessee under the Property Lease, which approval shall not be unreasonably withheld. Upon such approval (or, in case of any wholly owned affiliate of Seller, where no approval of Buyer shall be required), the entity so designated shall be the "Lessee" under the Property Lease being entered into at Closing, and, at Closing, Seller shall convey all of its right, title and interest in and to the Lessee Property to said Lessee by assignment or other conveyance documents acceptable to Buyer and Buyer's counsel. If Buyer does not so approve the proposed entity as lessee under the Property Lease, then Seller or a wholly owned affiliate of Seller (as designated by Seller) shall be the "Lessee" thereunder.

      2.3 INDEPENDENT CONSIDERATION. Concurrently with and in consideration for the acceptance of this Agreement by Seller, Buyer has paid to Seller a nonrefundable fee of ONE HUNDRED and NO/100 DOLLARS ($100.00). In the event that this Agreement is determined to be unenforceable or void as a mutually binding contract by reason of the existence of any condition, the indefiniteness of any provision, the lack of mutuality or any approval or election of Buyer with respect to any contingency or other matter, then such fee shall be considered adequate consideration for, and this Agreement shall be construed as, an option to purchase enforceable in accordance with the terms set forth herein.

                                   ARTICLE 3

                         DEPOSIT AND ACQUISITION PRICE

     3.1 ACQUISITION PRICE. The purchase price to be paid by Buyer in consideration for the contribution of the Property (the "ACQUISITION PRICE") shall be $0.00 (payable at Closing in cash, or by cashier's check or wire transfer of funds) (herein, the "CASH ACQUISITION PRICE"), together with that number of Units determined as set forth in Section 3.2 below.

     3.2 DETERMINATION OF NUMBER OF UNITS. The actual number of Units to be delivered as the Acquisition Price shall be determined as follows:

           (a) First, the Pro Forma Funds from Operation shall be multiplied by the Applicable Percentage;

           (b) Second, the product resulting from (a) above shall be multiplied by the Offering Multiple;

           (c) Third, the product resulting from (b) above shall be multiplied by 0.93;

           (d) Fourth, the amount resulting from (c) above shall be reduced by the following amounts:

                       (i)   the Allocable Transaction Expenses; and

                       (ii) the Debt Subject to Amount, calculated as of the date of the Last Red*; and

                       (iii) the excess of the Agreed Cost of Completion over
                             the Construction Advances (the "REMAINING
                             CONSTRUCTION COST FUNDS"), calculated as of the date of the Last Red*;

                  [* The difference between the amounts described in (d)(ii) and (d)(iii) above and the actual Debt Subject to Amount and Remaining Construction Cost Funds (as the case may be) existing at Closing shall be adjusted between Seller and Buyer, in cash, as a proration item at Closing.]

           (e) Fifth, the amount resulting from (d) above shall be reduced by the Cash Acquisition Price which is to be paid to Seller as part of the Acquisition Price;

           (f) Sixth, the amount resulting from (e) above shall be divided by .93; and

           (g) Seventh, the amount resulting from (f) shall be divided by the Mid-Point Price.

     3.3 ACCREDITED INVESTORS. Seller acknowledges that Buyer is paying a portion of the Acquisition Price by the issuance of Units in a sale exempt from registration under the Securities Act (as defined in Section 3.4 below) and that the issuance of said Units is based upon the representations and warranties of Seller contained herein, and in the Investor Questionnaire and the Power of Attorney and Acknowledgement heretofore executed by Seller and delivered to Buyer. Seller acknowledges and confirms that (i) Seller has consulted with its counsel with respect to Rule 145 and Rule 501 promulgated under the Securities Act and such other rules and regulations promulgated under the Securities Act applicable to the transactions contemplated by this Agreement, including, but not limited to, the issuance of Units for the Seller, (ii) the members of Seller have not adopted resolutions to and otherwise do not intend to dissolve Seller or otherwise distribute Units to the members of Seller, and (iii) there is no preexisting plan, agreement or understanding for dissolution of Seller or distribution of the Units by Seller. Seller agrees not to adopt any resolution, agreement or plan within one year after the date of Seller's receipt of Units under this Agreement which would result in the distribution of Units to the members of Seller, and Seller further agrees to take no other action that will cause the sale of the Units by Buyer to Seller pursuant to this Agreement to be deemed a sale of securities to any direct or indirect members of Seller. Seller hereby represents and warrants that (a) Seller is an accredited investor as defined in Rule 501(a) promulgated under the Securities Act, (b) Seller is a limited liability company not formed for the specific purpose of acquiring the Units within the meaning of Rule 501(a)(3) and (c) Seller has total assets as of the date hereof in excess of $5,000,000.

     3.4 PROSPECTUS. Seller understands that in connection with the IPO, Buyer will require certain information in order to comply with the Securities Act of 1933, as amended, the regulations promulgated thereunder, and any applicable states' securities laws governing the offering and sales of securities (collectively, the "SECURITIES ACT"), and such information will be used in the preparation of and/or included in a prospectus (the "PROSPECTUS") to be distributed in connection with the sale of the Common Stock of the REIT.
Seller agrees to provide to Buyer, at Buyer's sole cost and expense (unless otherwise specified in this Agreement), all information which Buyer, the underwriters of the IPO and their respective attorneys or accountants deem necessary or desirable to prepare the Prospectus. Within ten (10) days after request therefore by Buyer, Seller shall, from time to time, update and recertify any information previously provided by Seller pursuant hereto.
Seller agrees to carefully review the portions of the Prospectus concerning the Property to verify that such portions of the Prospectus do not contain any untrue statement of material fact and do not omit to state a material fact necessary in order to make the statements made in such portions of the Prospectus, in light of the circumstances under which they were made, not misleading. If Seller finds any portion of the Prospectus relating to the Property inaccurate, Seller shall promptly notify Buyer in detail in writing as to the reasons it finds such portions of the Prospectus inaccurate so that the Prospectus may be modified. This Agreement is not intended to constitute an offering of securities under the Securities Act or otherwise, and no securities have been offered to Seller by virtue hereof.

     3.5 CLOSING ESCROW. On or prior to the Closing Date, the parties shall establish an escrow trust with the Escrowee through which the transaction contemplated hereby shall be closed. The escrow instructions shall be in the form customarily used by the Escrowee with such special provisions added thereto as may be required to conform to the provisions of this Agreement. Said escrow shall be auxiliary to this Agreement and this Agreement shall not be merged into nor in any manner superseded by said escrow. The escrow costs and fees for each of the escrow accounts described in this Article 3 shall be equally divided between Buyer and Seller.

     3.6 FEDERAL INCOME TAX CONSEQUENCES OF TRANSACTION. Each of Buyer and Seller hereby acknowledge and agree that, notwithstanding anything contained in this Agreement to the contrary, the transfer of the Property shall be treated for federal income tax purposes (i) with respect to that portion of the Acquisition Price paid in the form of Units under Section 3.2 hereof, as a partial contribution of the Property to the Buyer under Section 721 of the Internal Revenue Code of 1986, as amended (the "CODE"), and the Treasury Regulations promulgated thereunder, and (ii) with respect to that portion of the Acquisition Price constituting the "Cash Acquisition Price" under Section
3.1 above, as a sale of a portion of the Property to Buyer. As a result, the transaction will be treated for federal income tax purposes as a part contribution/part sale of the Property under Code Section 707 and the Treasury Regulations promulgated thereunder.

     3.7 COSTS OF COMPLETION. Pursuant to the Property Lease, the Lessee shall be responsible, after Closing, for completion of construction of those improvements currently in process at the Real Property as generally described in the construction budget attached hereto as Exhibit R. Buyer shall make available to Lessee, from time to time, undisbursed portions of the Remaining Construction Cost Funds, in order to reimburse Lessee for the ongoing Cost of Completion, all as set forth in the Property Lease. In the event the Cost of Completion (as determined by Lessee and confirmed by Buyer) is less than the Agreed Cost of Completion, Buyer shall pay the balance of the undisbursed Remaining Construction Cost Funds to Lessee within sixty (60) days after the Lessee's written request therefor and delivery to Buyer of supporting documentation reasonably satisfactory to Buyer, all as more fully described in the Property Lease.

                                   ARTICLE 4

                           TITLE, SURVEY AND SEARCHES

     4.1 TITLE. Following the Contract Date, Buyer shall order and obtain the Title Commitment, together with a copy of each recorded document raised as an exception therein. If the Title Commitment raises any exceptions to title to which Buyer objects, in its sole and absolute discretion, Buyer shall give Seller notice of such objection prior to the Due Diligence Approval Date, and Seller shall thereafter have the right to have such unpermitted exceptions so objected to by Buyer removed from the Title Commitment or insured over by the Title Company to the reasonable satisfaction of Buyer, and to provide evidence thereof to Buyer. Notwithstanding the foregoing, any delinquent real property taxes, deeds of trust, mortgages, unpaid obligations owing to any governmental agency which, with the passage of time, could give rise to a lien, mechanic's liens, attachment liens, execution liens, tax liens for delinquent taxes and judgment liens (collectively, "MONETARY LIENS"), disclosed on the Title Commitment shall be automatically deemed unpermitted exceptions and objected to by Buyer without any further action or notice thereof to Seller. For the purposes of this Agreement, any liens created by the Loan Documents shall be deemed accepted by Buyer. If Seller fails to have all unpermitted exceptions removed from the Title Commitment or insured over to the reasonable satisfaction of Buyer on or before the Due Diligence Approval Date or, alternatively, confirm in writing to Buyer that Seller will remove or insure over any such unpermitted exceptions on or prior to the Closing Date, Buyer may elect, by written notice delivered to Seller on or before the Due Diligence Approval Date, to (i) terminate this Agreement, in which event all obligations of the parties hereunder shall terminate (other than Buyer's Indemnity which shall survive such termination for the period specified in Section 5.2 hereof), and this Agreement shall otherwise have no further force and effect, or (ii) accept title to the Property subject to such unpermitted exceptions, all of which shall thereafter be deemed "Permitted Title Exceptions," with the further right to deduct from the Acquisition Price amounts secured by or constituting unpermitted liens or encumbrances of a definite or ascertainable amount (including, without limitation, any and all Monetary Liens), and/or to cause the Title Company to issue endorsement(s) insuring against damage caused by such exceptions and deduct from the Acquisition Price the cost of the premiums and security provided for said endorsement, as the case may be. Buyer's failure to make either election on or before the Due Diligence Approval Date shall be deemed an election under clause (ii) above. On the Closing Date, Seller shall cause the Title Company to issue the Title Policy (or a "marked-up" title commitment unconditionally committing the Title Company to issue such Title Policy) to Buyer, pursuant to and in accordance with the Title Commitment, insuring the Ground Leasehold Estate in Buyer as of the Closing Date, subject only to the Permitted Title Exceptions and such other exceptions as Buyer may approve pursuant to clause (ii) above.

     4.2 SURVEY. No later than twenty-one (21) days following the Contract Date, Seller shall obtain and deliver the Survey to Buyer. If the Survey discloses any encroachments onto the Land from any adjacent property, encroachments by or from the Land onto any adjacent property, violations of or encroachments upon any recorded building lines, restrictions or easements affecting the Land, matters including possible rights of third parties, or any other matter to which Buyer objects, in its sole and absolute discretion, Buyer shall give Seller notice of such objection prior to the expiration of the Contingency Period, and Seller shall thereafter have the right to have such encroachments, violations, restrictions, easements or other matters so objected to by Buyer removed from the Survey or insured over by the Title Company to the reasonable satisfaction of Buyer, and to provide evidence thereof to Buyer. If Seller fails to have same so removed or insured over, on or before the Due Diligence Approval Date, Buyer may elect, by written notice delivered to Seller on or before Due Diligence Approval Date, to (i) terminate this Agreement, in which event all obligations of the parties hereunder shall terminate (other than Buyer's Indemnity, which shall survive such termination for the period of time specified in Section 5.2 hereof), and this Agreement shall otherwise have no further force and effect, or (ii) accept the Property subject to such encroachments, violations, restrictions, easements and other matters, all of which shall thereafter be deemed Permitted Title Exceptions for purposes hereof. Buyer's failure to make such election on or before the Due Diligence Approval Date shall be deemed an election under clause (ii) above.

     4.3 SEARCHES. Following the Contract Date, Buyer may obtain, at Seller's sole expense (to be paid by Seller upon Buyer's demand therefor), searches of the records of the county recorders, secretaries of state and district courts of the jurisdictions in which the Land is located (collectively, the "SEARCHES") confirming the absence of security interests, judgments, tax liens for delinquent taxes and bankruptcy proceedings which affect or could affect the Property or any interest therein to be transferred to Buyer pursuant to this Agreement (except for the Permitted Title Exceptions). If said searches disclose the existence of any security interests, judgments, tax liens for delinquent taxes or bankruptcy proceedings which, in Buyer's sole judgment, affect or could affect Seller's interest in the Property, Buyer shall give Seller notice thereof prior to the expiration of the Contingency Period, and Seller shall thereafter have the right to secure the release, satisfaction or termination (as appropriate) of same and provide evidence thereof to Buyer on or before the Closing Date. If Seller fails to secure such release, satisfaction or termination (as appropriate) on or before the Closing Date, Buyer may elect, by written notice delivered to Seller on or before the Closing Date, to (i) terminate this Agreement, in which event all obligations of the parties hereunder shall terminate (other than Buyer's Indemnity which shall survive such termination for the period specified in Section 5.2 hereof), and this Agreement shall have no further force and effect, or (ii) accept title to the Property subject to such unpermitted exceptions, all of which shall thereafter be deemed Permitted Title Exceptions, with the further right to deduct from the Acquisition Price amounts secured by or constituting Monetary Liens. Buyer's failure to make either such election on or before Due Diligence Approval Date shall be deemed an election under clause (ii) above. Said searches may be updated, at Buyer's sole cost and expense, as of the Closing Date confirming the absence (i) of the security interests, judgments, tax liens for delinquent taxes or bankruptcy proceedings objected to by Buyer hereunder, and (ii) any additional security interests, judgments, tax liens for delinquent taxes and bankruptcy proceedings.

                                   ARTICLE 5

                                 DUE DILIGENCE

     5.1 DUE DILIGENCE MATERIALS. On or before Closing, and promptly following Buyer's request therefor, Seller shall use all good faith and commercially reasonable efforts to secure and furnish to Buyer such due diligence items as may be required by, and in form and substance satisfactory to, Buyer and Buyer's counsel. Without limitation of the foregoing, Seller shall use all good faith and commercially reasonable efforts to secure and furnish to Buyer, no later than fifteen (15) days after the Contract Date, to the extent not previously delivered to Buyer, true, correct and complete copies of the Required Due Diligence Materials described in Exhibit B hereto (the Required Due Diligence Materials, together with any other items furnished to Buyer under this Section 5.1, being collectively referred to herein as the "DUE DILIGENCE MATERIALS").

      5.2 INSPECTION. For the period commencing with the date of the Contract Date and continuing through the Closing Date or earlier termination of this Agreement, Seller shall permit Buyer and any of its officers, employees, agents, attorneys, accountants, appraisers, architects, engineers, consultants, lenders or other representatives as designated by Buyer (collectively, "BUYER'S REPRESENTATIVES") access to Seller's books and records relating to the ownership and operation of the Property and access to and entry upon the Real Property, to examine, inspect, measure and test the Property and to conduct such financial audits and verifications as they shall deem reasonably necessary (herein collectively, the "INSPECTIONS"). Seller shall cooperate with Buyer and Buyer's Representatives in conducting the foregoing activities. Without limitation of the foregoing, it is acknowledged that Buyer and Buyer's Representatives shall have the right to conduct financial audits with respect to Seller's operations at the Property for Seller's most recent three (3) full fiscal years (if applicable), as well as with regard to Seller's current fiscal year operations, and Seller shall give customary representations and warranties to Buyer's accountants with respect to financial matters as may reasonably be requested by said accountants. Seller hereby consents to Buyer or Buyer's Representatives
(i) conducting a Phase I environmental site assessment of the Property (the "PHASE I STUDY"), and (ii) conducting or obtaining an engineer's structural report respecting the Improvements (the "STRUCTURAL REPORT"). The costs of conducting and obtaining the Phase I Study and the Structural Report shall be the responsibility of Buyer. In the event any of Buyer's Representatives recommends additional environmental review after conducting the Phase I Study, Seller shall permit Buyer and Buyer's Representatives access to and entry upon the Real Property for such additional review; provided, however, that no invasive inspection shall be performed without Seller's prior written consent (which consent shall not be unreasonably withheld or delayed). Buyer shall give not less than twenty-four (24) hours' prior written or oral notice to Seller prior to any entry upon the Land or Improvements for the purpose of conducting such Inspections and such entry shall be scheduled and coordinated with Seller. At Seller's election, a representative of Seller shall be present during any entry by Buyer or Buyer's Representative upon the Property for conducting said Inspections. Buyer shall not cause or permit any mechanic's liens, materialmen's liens or other liens to be filed against the Property as a result of the Inspections. Buyer shall repair and restore any damage to the Property caused by entry upon the Land or Improvements by Buyer or the other Buyer's Representatives, except to the extent Seller's negligence or willful acts contributed to such damage. Buyer shall indemnify, defend and hold harmless Seller and Seller's officers, directors, shareholders, partners, tenants, agents and employees (collectively, the "SELLER INDEMNIFIED PARTIES"), from and against any and all actions, losses, costs, damages, claims, liabilities, and expenses (including court costs and reasonable attorney's fees) brought, sought or incurred by or against any of the Seller Indemnified Parties resulting from, arising out of, or relating to, entry upon the Land or Improvements by Buyer or any of the other Buyer's Representatives, except to the extent Seller's negligence or willful acts contributed to same. The foregoing indemnification and repair and restoration obligations (herein collectively referred to as "BUYER'S INDEMNITY") shall expressly survive the termination of this Agreement; provided, however, that any claim by Seller for recovery under Buyer's Indemnity shall be made in writing within one hundred eighty (180) days after the termination of this Agreement or shall thereupon be forever waived.

     5.3 DUE DILIGENCE TERMINATION. In addition to Buyer's right to approve the Title Commitment, the Survey and the Searches, as described in Article 4 hereof, the obligation of Buyer to close the transaction contemplated hereby is subject to Buyer's review of, approval of and satisfaction with, at its sole cost and expense, on or before the Due Diligence Approval Date, the Due Diligence Materials, the Title Commitment, the Survey, the results of the Inspections and all other matters respecting the Property. If Buyer, in its sole and absolute discretion, is not satisfied with any of the foregoing, then Buyer shall have the right to terminate this Agreement by delivery to Seller of written notice thereof delivered at any time prior to 5:00 p.m., Pacific Time, on the Due Diligence Approval Date, in which event this Agreement shall become null and void and neither party shall have any further rights and obligations hereunder (subject, however, to survival of Buyer's Indemnity for the period specified in Section 5.2). Buyer's failure to timely deliver its termination notice as provided in this Section 5.3 shall be deemed a waiver of Buyer's contingencies described in this Section 5.3, whereupon the parties shall proceed to close the transaction contemplated by this Agreement as provided herein.

                                   ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

     6.1 REPRESENTATION AND WARRANTIES OF SELLER. To induce Buyer to execute, deliver and perform this Agreement, Seller hereby represents and warrants to Buyer on and as of the Contract Date and, by an update certificate to be delivered at closing, on and as of the Closing Date, as follows:

           (a) OTHER REPRESENTATIONS AND WARRANTIES. All representations and warranties of Seller appearing in other Sections of this Agreement are true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects as of the Closing Date, except to the extent any such representation or warranty expressly relates to a specific date, in which case it is and shall be true and correct in all material respects as of such specific date.

           (b) DUE DILIGENCE MATERIALS; EXHIBITS. The information included in the Exhibits hereto and the documents delivered to Buyer pursuant to
      Section 5.1 are, to

      Seller's knowledge, true, correct and complete in all material respects, and to Seller's knowledge, the same do not omit any material information required to make the submission thereof fair and complete.


           (c) AUTHORITY. Seller is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware and under the laws of the State where the Real Property is located. Seller has full capacity, right, power and authority to execute, deliver and perform this Agreement and all documents to be executed by Seller pursuant hereto, and all required action and approvals therefor have been duly taken and obtained. The individuals signing this Agreement and all other documents executed or to be executed pursuant hereto on behalf of Seller are and shall be duly authorized to sign the same on Seller's behalf and to bind Seller thereto. This Agreement and all documents to be executed pursuant hereto by Seller are and shall be binding upon and enforceable against Seller in accordance with their respective terms.

           (d) CONTRACTS. Attached as Exhibit C to this Agreement and incorporated herein by this reference is a true, correct and complete schedule of all material Contracts (i.e., meaning Contracts which have projected or actual payment obligations in excess of $25,000.00 during any quarterly period or which are otherwise material to the business operations currently being conducted at the Real Property). To Seller's knowledge, there are no defaults under any of the Contracts and all of the Contracts are in good standing and in full force and effect. Seller shall retain (or assign to any other entity which becomes the Lessee under the Property Lease) all rights and obligations under the Contracts following the Closing, as the continued operator of the business being conducted at the Property pursuant to the Property Lease, and there are no Contracts which will be binding, or impose any obligation, upon Buyer after Closing.

           (e) LICENSES AND PERMITS. Attached as Exhibit D-1 to this Agreement and incorporated herein by this reference is a true, correct and complete list of all material Licenses and Permits. To Seller's knowledge, Seller currently possesses all Licenses and Permits necessary and required for the current ownership, use and maintenance the Real Property and each of the Licenses and Permits is in full force and effect and in good standing and Seller has not received notice of any intention on the part of the issuing authority to cancel, suspend or modify any of the Licenses and Permits or to take any action or institute any proceedings to effect such a cancellation, suspension or modification. To Seller's knowledge, no notice to, filing or registration with, or License or Permit from, any governmental or regulatory body or authority, or any other person or entity is required to be made or obtained in connection with the execution, delivery or performance of this Agreement by Seller. The interest of Seller in the Licenses and Permits has not been assigned to any other person and is, to Seller's knowledge, free and clear of all encumbrances other than liens granted under the Loan Documents.

           (f) OPERATING PERMITS. Attached as Exhibit D-2 to this Agreement and incorporated herein by this reference is a true, correct and complete list of all material Operating Permits. To Seller's knowledge, Seller currently possesses all Operating Permits necessary and required for the lawful operation of Seller's business at the Real Property and each of the Operating Permits is in full force and effect and in good standing and Seller has not received notice of any intention on the part of the issuing authority to cancel, suspend or modify any of the Operating Permits or to take any action or institute any proceedings to effect such a cancellation, suspension or modification. To Seller's knowledge, no notice to, filing or registration with, or License or Permit from, any governmental or regulatory body or authority, or any other person or entity is required to be made or obtained in connection with the execution, delivery or performance of this Agreement by Seller. The interest of Seller in the Operating Permits has not been assigned to any other person and is, to Seller's knowledge, free and clear of all encumbrances other than liens granted under the Loan Documents.

           (g) PERSONAL PROPERTY. Attached as Exhibit E to this Agreement and incorporated herein by this reference is a true, correct and complete schedule of the Personal Property. Seller has good and marketable title to the Personal Property and each item thereof free and clear of liens, security interests, encumbrances, leases and restrictions of every kind and description, except as disclosed on Exhibit E and except for the Loan Documents. The Personal Property is in good operating condition and repair, ordinary wear and tear excepted.

           (h) MEMBERSHIP. Attached as Exhibit F to this Agreement and incorporated herein by this reference are true, correct and complete lists of all of the members of any type of respective golf courses comprising the Property. This exhibit describes all classes of memberships and all persons with any membership rights, including, without limitation, honorary and lifetime members and persons holding first offer and refusal rights. Except as may be disclosed in the membership agreements ("MEMBERSHIP AGREEMENTS") and other membership materials furnished to Buyer pursuant to Section 5.1, Seller has made no written or oral representations, covenants or agreements (including any rules, regulations or by-laws relating to membership or any correspondence delivered to members or prospective members), concerning
      (i) the total allowable number of members or classes of membership in the clubs; (ii) qualifications or approval required for new members, (iii) the amount of initiation fees, deposits, restrictions or waiver of monthly dues or other fees to be charged to the membership for their usage of the clubs, or (iv) rights of members of the clubs.

           (i) VIOLATIONS OF LAWS. To Seller's knowledge, the Improvements have been constructed and are presently used and operated in material compliance with all Licenses and Permits and Operating Permits, all Legal Requirements and all covenants, easements and restrictions affecting the Property and Seller has received no written notices of any violations of any Legal Requirements pertaining to the Property which have not been corrected in all material respects.

           (j) CONDITION OF PROPERTY. Attached as Exhibit G to this Agreement is a list of all reports, assessments and investigations commissioned by Seller or within Seller's possession or control relating to the physical condition of the Improvements and the condition of soils at the Land, and Seller has delivered to Buyer (or will deliver to Buyer as part of the Required Due Diligence Materials) true, correct and complete copies thereof. To Seller's knowledge, the Improvements are structurally sound, weather tight and in good condition and repair. To Seller's knowledge, there are no structural defects in any of the Improvements. To Seller's knowledge, the soil condition of the Land is such that it will support all of the Improvements without need for additional subsurface excavations, fill, footings, caissons or other installations.

           (k) LITIGATION. Except as set forth on Exhibit H to this Agreement and incorporated herein by this reference, Seller has not been served with notice of any action, order, writ, injunction, judgment or decree outstanding, or of any claims, causes of action or other litigation or proceeding pending, nor, to the best of Seller's knowledge, are any such matters threatened, with respect to (i) the ownership or operation of the Property or any part thereof (including, without limitation, disputes with mortgagees, governmental authorities, utilities, contractors, adjoining land owners or suppliers of goods or services) or (ii) Seller's ability to consummate the transactions contemplated hereby.

           (l) CONDEMNATION. Except as described in Exhibit T hereto, there is no pending (i) condemnation of any part of the Real Property or, (ii) widening, change of grade or limitation on use of streets abutting the Real Property, and, to the best of Seller's knowledge, there is no contemplated, threatened or anticipated (i) condemnation of any part of the Real Property, (ii) widening, change of grade or limitation on use of streets abutting the Real Property or (iii) change in the zoning classification of the Real Property.

           (m) ASSESSMENTS. Seller has received no notice and has no knowledge of any pending liens, special taxes or assessments to be made against the Property by any governmental agency or authority, nor has Seller received notice of any planned change in the tax assessment or assessed valuation of the Real Property. To the best of Seller's knowledge, there are no other special taxes or special assessments levied against Seller or the Property arising out of the specific use of the Property for operation as a golf course (as opposed to general business operation, for example: a special recreational or entertainment tax payable to the local municipality for the privilege of operating a golf course). The representation and warranty contained in this Section 6.1(m) shall not include income, sales, use, liquor, tobacco, real property, personal property, value added, ad valorem, gross receipts, license tax, business tax, employment and other similar taxes imposed by governmental agencies.

           (n) WATER. To Seller's knowledge, the Real Property has sufficient water and water rights provided by the municipalities in which the Real Property is located, or otherwise, as required or necessary to (i) satisfy the requirements to operate the subject golf courses, and (ii) irrigate and maintain the subject golf courses in a first class condition, and all permits and licenses required to use said water have been obtained by Seller and are transferable to Buyer or Lessee at Closing.

           (o) UTILITIES. To Seller's knowledge, all water, sewer, gas, electric, telephone and drainage facilities and all other utilities and public or quasi-public improvements upon or adjacent to the Real Property required by law or for the normal operation of the Property are installed, are connected under valid permits, are in good working order, are adequate to service the Property and are fully paid for, except with respect to utilities which are in the process of being installed as part of the ongoing renovation of the clubhouse facility currently in process at the Real Property. Seller has no knowledge of any fact or condition which would result in the termination or impairment in the transmitting of utility services to the Property.

           (p) INTENTIONALLY OMITTED.

           (q) NO CONFLICT OR VIOLATION. Neither the execution, delivery or performance of this Agreement by Seller, or any related documents or instruments, nor the consummation of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will
      (a) result in a breach of or constitute a default under any material agreement to which Seller is bound, or (b) violate or conflict with any provision of the organizational documents of Seller, or (c) violate, conflict with, or result in a breach of any provision of, or constitute a default under, or result in the termination or acceleration under, or result in the creation of any encumbrance upon the Property under, any material contract, commitment, agreement or other instrument or obligation to which Seller is a party or by which the Property is bound, or (d) violate any order, judgment, injunction, award or decree of any court or arbitration body, or any governmental, administrative or regulatory authority, or any other body, by or to which Seller or the Property are or may be bound or subject, or (e) violate, conflict with or result in a default or breach under, any license, permit or other governmental authorization (such matter described in this clause (e) being referred to as a "LICENSE VIOLATION"), which License Violation would reasonably be expected to have a material adverse affect on the Property or on Seller's ability to consummate the transactions, contemplated hereby.

           (r) LABOR MATTERS. Seller is in material compliance with all applicable laws respecting employment practices, terms and conditions of employment, management-labor relations and wages and hours which are in effect as of the date of this Agreement. With respect to the Property,
      (i) Seller is not a party to any labor agreement with any labor organization, (ii) there is no unfair labor practice charge or complaint against Seller pending or threatened before the National Labor Relations Board, (iii) there is no labor strike or labor disturbance pending or, to Seller's knowledge, threatened against Seller nor is any material written grievance currently being asserted, (iv) Seller has not experienced a work stoppage or work slowdown at any time during the three (3) years prior to the Contract Date, and (v) there is, to Seller's knowledge no organization campaign being conducted and no dispute as to representation of any employee of Seller. All employment contracts or similar arrangements, whether written or oral, are of a type that can be effectively terminated by Seller on or before the expiration or earlier termination of the Property Lease and, in any event, Buyer shall have no obligations or liabilities under such employment contracts or similar arrangements at any time, whether before or after the expiration or termination of the Property Lease.

           (s) ENVIRONMENTAL MATERIALS. Attached as Exhibit G to this Agreement and incorporated herein by this reference is a list of all reports, assessments, investigations or audits commissioned by Seller or within Seller's possession or control relating to the environmental condition of, or environmental issues concerning, the Real Property ("SELLER'S ENVIRONMENTAL REPORTS"). Seller has heretofore delivered to Buyer, or shall hereafter deliver to Buyer as part of the Required Due Diligence Materials to be furnished hereunder, true, correct and complete copies of the Seller's Environmental Reports. Except as may be disclosed in Seller's Environmental Reports, and to Seller's knowledge, no Hazardous Material is or has been used, generated, manufactured, processed, treated, stored, transported, incinerated, released or disposed of in, on, under, to or from the Real Property, except in strict compliance with all applicable Environmental Laws. Except as may be disclosed in Seller's Environmental Reports, and to Seller's knowledge, no underground storage tank currently exists or has ever existed in, on or under the Real Property. Except as may be disclosed in Seller's Environmental Reports, and to Seller's knowledge, no asbestos containing material is present within or on the Real Property. Except as may be disclosed in Seller's Environmental Reports and to Seller's knowledge, no part of the Real Property has been used for landfill, dumping or other waste disposal activities or operations, excluding disposal of grass cuttings, landscape clippings, pruning debris, leaves, vegetation and similar matters. Seller has not received notice, and, except as described in Seller's Environmental Reports, Seller has no knowledge, of any prior owner or occupant of the Real property receiving, any citation, directive, demand, pleading, complaint, claim, inquiry, notice of potential responsibility, notice of violation, order, notice of investigation, or other written communication, actual or threatened, from any governmental authority, or any person or entity, regarding (a) the existence of any Hazardous Material in, on, under, or migrating to or from, the Real Property in excess of levels permissible under Environmental Laws; or (b) the potential liability or responsibility of Seller, or any past or present owner or occupant of the Real Property, under any Environmental Law. Seller has not submitted notice under any applicable Environmental Law reporting a release of any Hazardous Materials into the environment.

           (t) BANKRUPTCY. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to Seller's knowledge, threatened against Seller or any members of Seller, nor are any of such proceedings contemplated by Seller or any members of Seller.

           (u) TAXES. Other than as disclosed in the tax bills previously delivered to Buyer or being delivered to Buyer as part of the Required Due Diligence Materials, Seller has received no notice that any real property taxes or special assessments or charges have been levied against the Property or will result from work, activities or improvements done to the Property by Seller. Seller has no knowledge and Seller has received no notice of any intended public improvements which will result in any new charge being levied against, or in the creation of any new lien upon, the Property or any portion thereof. Seller has no knowledge and has received no notice of any intended changes in the assessed valuation of the Property.

           (v) CERTIFICATES OF OCCUPANCY. Seller has received a temporary certificate of occupancy or other similar certificate permitting lawful occupancy of the Real Property (i.e., with the permanent certificate of occupancy expected to be issued following completion of the ongoing renovation of the clubhouse facility currently in process at the Real Property) and, to Seller's knowledge, Seller has received all other approvals of governmental authorities required in connection with the operation of the Real Property as golf course facilities.

           (w) ENCUMBRANCES. The interest of Seller in the Ground Lease, the Licenses and Permits, the Personal Property, the Trade Names and Trademarks, the Warranties and the Lessee Property has not been assigned to any other person, and, to Seller's knowledge, is free and clear of all encumbrances except for the security interests in the Personal Property which are reflected on Exhibit E and except for the Loan Documents.

           (x) INTENTIONALLY OMITTED.

           (aa) EASEMENTS AND RIGHTS OF WAY. Seller has obtained all easements and rights-of-way, including proof of dedication, required from all governmental authorities having jurisdiction over the Property or from private parties necessary for the current use of the Property, to make use of all utilities serving the Property and to insure vehicular and pedestrian ingress and egress to and from the Property.

           (bb) BROKERS. Seller has not entered into any agreement or arrangement, and has no understanding, with any person or entity to pay, or to obligate Buyer to pay, any finder's fee, brokerage commission or similar payment in connection with any of the transactions contemplated by this Agreement.

           (cc) WETLANDS AND ENDANGERED SPECIES. Except as described in Exhibit N attached hereto, and to Seller's knowledge, there are no portions of the Real Property which constitute (i) "wetlands" under any applicable, federal, state or local law, ordinance or regulation, or (ii) habitat for any species which is deemed to be endangered under any applicable federal, state or local law, ordinance or regulation.

           (dd) NO MECHANICS' LIENS. Seller has paid for all material supplied and services performed with respect to the Property of a type for which a mechanic's lien may be filed.

           (ee) GRAVEYARD. To Seller's knowledge, no portion of the Real Property is or has been used as a graveyard.

           (ff) WASTE DISPOSAL ACTIVITIES. Exhibit L, attached hereto, sets forth, (i) all waste management activities at the Real Property initiated or controlled by Seller and, to Seller's knowledge, all waste management activities at the Real Property initiated or controlled by any other party, (ii) to Seller's knowledge, all sites to which Seller has directly or indirectly released, stored, dumped, buried, injected, treated, or otherwise disposed of, hazardous substances or hazardous waste or other toxic or hazardous material generated at the Real Property, and (iii) all parties with whom Seller contracted to do the same.

           (gg) SETTLEMENT STATEMENT. The information to be furnished by Seller in connection with the settlement statement described in Section
      11.4 below shall be true, correct and complete in all material respects.

           (hh) LOAN DOCUMENTS. Attached as Exhibit Q to this Agreement and incorporated herein by this reference is a true, correct and complete schedule of all Loan Documents and all such Loan Documents are in good standing and in full force and effect.

           (ii) LIABILITIES. Except as disclosed in the Due Diligence Materials delivered by Seller to Buyer, or as otherwise set forth in the items listed in Exhibits to this Agreement, there are no material obligations or liabilities which shall be binding upon Buyer or the Property after Closing.

           (jj) GROUND LEASE. Attached hereto as Exhibit O is a true, correct and complete description of the Ground Lease. A true, correct and complete copy of the Ground Lease has heretofore been delivered by Seller to Buyer. The Ground Lease is valid and in full force and effect, and has not been amended, modified or supplemented, except as described on Exhibit O. Seller holds the entire Ground Leasehold Estate, free and clear of any claims, liens, encumbrances and restrictions of any kind, other than the Permitted Title Exceptions. Neither Seller nor Ground Lessor are in default of any of their respective obligations under the Ground Lease, nor, to the best of Seller's knowledge, has any condition or event occurred which, with the passage of time, the giving of notice, or both, would result in such a default under the Ground Lease. The rents and other charges set forth in the Ground Lease are the actual rents and charges presently being collected by Ground Lessor. At Closing, the Ground Lease shall be free and clear of any right or interest of any real estate broker or any other person and no brokerage or leasing commission or other compensation will be due or payable to any person, firm, corporation or other entity with respect to or on account of the Ground Lease or any extensions or renewals thereof.

           (kk) FIRPTA REPRESENTATION. Seller is not a "foreign person" within the meaning of Section 1445 of the Code.

           (ll) TRADE NAMES AND TRADEMARKS. There are no actions or other judicial or administrative proceedings involving Seller or the Property pending, or, to Seller's knowledge, threatened, that concern any Trade Names and Trademarks being transferred to Buyer. To Seller's knowledge, Seller has the right and authority to use each Trade Name and Trademark necessary in connection with the operation of the Property in the manner in which it is currently used, and to convey such right and authority to Buyer at Closing. To Seller's knowledge, the current use of the Trade Names and Trademarks does not, and did not in the past, conflict with, infringe upon or violate any copyright, trade secret, trademark or registration of any other person. There are no outstanding or, to Seller's knowledge, threatened disputes or disagreements with respect to any Trade Name or Trademark or any license, contract, agreement or other commitment, written or oral, relating to the same.

           (mm) COMPLIANCE WITH ERISA. To Seller's knowledge, Seller is not in default with respect to any of its obligations under any plan, agreement or trust, and Seller has filed or caused to be filed all reports with respect to the foregoing required by, and is otherwise in compliance with, the Employees Retirement Income Security Act of 1974, as amended, and all rules and regulations thereunder with respect thereto.

           (nn) INSURANCE. Seller currently has in place the public liability, casualty and other insurance coverage with respect to the Property as Seller reasonably deems necessary. Each of the insurance policies with respect to the Property is, to Seller's knowledge, in full force and effect. All premiums due and payable under each of the insurance policies with respect to the Property have been fully paid when due. Seller has not received from any insurance company any written notices of cancellation or intent to cancel any insurance in connection with any of the Property.

           (oo) NO OTHER AGREEMENTS TO SELL. Seller has not made any agreement with, and has no obligation (absolute or contingent) to, any person or firm other than Buyer (a) to sell, transfer or in any way encumber (except for Permitted Title Exceptions) the Property or (b) to enter into any agreement with respect to a sale, transfer or encumbrance or put or call or other purchase option right with respect to the Property.

           (pp) LICENSE AGREEMENT. The License Agreement is valid and in full force and effect. Seller has not received any written notice of default from the licensor under the License Agreement with respect to any of Seller's obligations under the License Agreement, nor, to Seller's knowledge, does any material default exist under the License Agreement beyond the expiration of any applicable cure periods thereunder, which if not cured would give the licensor the right to terminate this License Agreement.

     The representations and warranties of Seller contained in this Section 6.1 shall be deemed remade by Seller as of the Closing with the same force and effect as if made at that time, except to the extent that any such representation or warranty expressly relates to a specific date, in which case it shall be true and correct in all material respects as of such specific date. Seller shall give Buyer written notice of any information that makes any representation or warranty untrue within five (5) business days of obtaining such information. The representation and warranty of Seller set forth in
Section 6.1(c), as well as Buyer's right to enforce and/or seek damages for any breach of the same, shall survive the Closing and continue in full force and effect indefinitely. All other representations and warranties of Seller set forth in Section 6.1, as well as Buyer's right to enforce and/or seek damages for any breach of the same, shall survive the Closing for a period of one (1) year [(i.e., meaning that Buyer must give notice to Seller of such claim on or before the first to occur of (A) sixty (60) days after Buyer first becomes aware thereof, and (B) the four hundred twenty-fifth (425th) day following the Closing Date (being one year plus sixty (60) days), and if Seller disputes or fails to satisfy its indemnity obligation therefor, Buyer must commence, and serve Seller in, a legal action on such claim no later than the five hundred forty-eighth (548th) day following the Closing Date]. Notwithstanding anything to the contrary contained in this Section 6.1, (i) Buyer shall have no right to enforce or seek damages for any breach of representations and warranties unless the total damage resulting from any such breaches, in the aggregate, exceeds (in Buyer's good faith determination) Fifty Thousand Dollars ($50,000.00) (provided that once such threshold amount has been reached, Seller shall be liable from the first dollar of such damages), and (ii) Seller's maximum liability for all such breaches shall not exceed the sum of (A) the total value of the Property, based upon the Units given as consideration, plus (B) the total value of all other Units received by Seller and/or its affiliates pursuant to the Other Contribution/Conversion

Agreements. As used in this Section 6.1, the phrase "to Seller's knowledge" shall mean the actual knowledge of Peter Nanula, George Haworth, Bryan Noreen, Daryl Jones, Jim Ellison and Margaret Ryan, the General Manager of Memphis National Golf Club.

     6.2 REPRESENTATIONS AND WARRANTIES OF BUYER. To induce Seller to execute, deliver and perform this Agreement, Buyer hereby represents and warrants to Seller on and as of the date hereof and on and as of the Closing Date as follows:

           (a) OTHER REPRESENTATIONS AND WARRANTIES. All representations and warranties of Buyer appearing in other Sections of this Agreement are true and correct.

           (b) AUTHORITY. Buyer is a duly organized and validly existing limited partnership in good standing under the laws of the State of Delaware. Buyer has full capacity, right, power and authority to execute, deliver and perform this Agreement and all documents to be executed by Buyer pursuant hereto, and all required action and approvals therefor have been duly taken and obtained. The individuals signing this Agreement and all other documents executed or to be executed pursuant hereto on behalf of Buyer are and shall be duly authorized to sign the same on Buyer's behalf and to bind Buyer thereto. This Agreement and all documents to be executed pursuant hereto by Buyer are and shall be binding upon and enforceable against Buyer in accordance with their respective terms.

           (c) NO CONFLICT OR VIOLATION. Neither the execution, delivery or performance by Buyer of this Agreement, or any related documents or instruments, and the consummation of the transaction contemplated hereby, nor compliance by Buyer of any of the provisions hereof, will: (a) result in a breach of or constitute a default under any agreement to which Buyer is bound; (b) violate or conflict with any provision of Buyer's organization documents; (c) violate, conflict with or result in a breach of any provision or, or constitute a default under, any contract or agreement to which Buyer is a party or by or to which Buyer is or may be bound or subject, or (d) violate any order, judgment, injunction, award or decree of any court or arbitration body, or any governmental, administrative or regulatory authority, or any other body, by or to which Buyer is or may be bound or subject.

           (d) APPROVALS. No approval or consent of any foreign or domestic governmental, administrative or regulatory body or any other person or entity is required for the execution, delivery or performance by Buyer of this Agreement, or any related documents or instruments, to which Buyer is a party.

      The representations and warranties of Buyer contained in this Section 6.2 are true, correct and complete in all material respects and shall be deemed remade by Buyer as of the Closing with the same force and effect as if made at that time. The representation and warranty of Buyer set forth in Section 6.2(b), as well as Seller's right to enforce and/or seek damages for any breach of the same, shall survive the Closing indefinitely. All other representations and warranties of Buyer set forth in
Section 6.2 as well as Seller's right to enforce and/or seek damages for any breach of the same, shall survive the Closing for a period of one (1) year. Notwithstanding anything to the contrary contained in this Section 6.1, (i) Seller shall have no right to enforce or seek damages for any breach of representations and warranties unless the total damage resulting from any such breaches, in the aggregate, exceeds (in Seller's good faith determination) Fifty Thousand Dollars ($50,000.00) (provided that once such threshold amount has been reached, Buyer shall be liable from the first dollar of such damages), and (ii) Buyer's maximum liability for all such breaches shall not exceed the total value of the Property, based upon the Units given and cash paid as consideration.

     6.3 CHANGE IN CIRCUMSTANCE. Each party shall notify the other party promptly if the first party becomes aware of any transaction or occurrence prior to the Closing Date which would make any of the representations or warranties of the first party contained in this Agreement not true in any material respect. Each party shall deliver to the other party at closing a certificate confirming that its representations and warranties contained in this Agreement are true and correct in all material respects as of the Closing Date or, where applicable, describe any change in facts or circumstance that would make any of the representations or warranties contained in this Agreement not true in any material respect. It shall be a condition to a party's obligation to close that no such material change in the other party's representations and warranties, which would materially and adversely affect such party, have occurred on or prior to the Closing Date. If any such material and adverse change has occurred, whether brought to the attention of such party by the other party's closing certificate or through such party's due diligence investigation of the Property or otherwise, such party shall have the right, without limitation on other remedies which may be available to such party hereunder, to terminate this Agreement by written notice to the other party; provided, however, that if a material and adverse change has occurred in a party's representations or warranties as a result of matters outside such party's reasonable control, the other party's sole remedy, in lieu of any other legal or equitable remedies, shall be to terminate this Agreement as aforesaid.

                                   ARTICLE 7

                               SELLER'S COVENANTS

     7.1 COVENANTS. Seller covenants and agrees to the following, which covenants and agreements shall survive Closing, shall have been complied with as of the Closing Date, and shall not be deemed merged in the conveyance contemplated herein:

           (a) LITIGATION, CLAIMS, OR PROCEEDINGS. In the event a lien, claim, or cause of action affecting the Property should arise prior to Closing, Seller shall advise Buyer in writing (or if discovered by Buyer, Buyer shall advise Seller in writing), and Seller shall use commercially reasonable efforts to satisfy or address any such matter prior to Closing and furnish Buyer with evidence thereof. Notwithstanding the foregoing, Seller shall have the right to contest any such claims or causes of action provided that Seller executes and delivers to the Title Company any undertaking required by the Title Company, together with any funds required by the Title Company, to cause the Title Company to insure over such claims or causes of action or to otherwise protect Buyer and the Real Property from any such claim.

           (b) ASSESSMENTS. If any governmental agency or authority gives notice prior or subsequent to Closing of any improvements, liens, supplemental tax bills or special assessments made or to be made against the Real Property or Personal Property which relate to time periods prior to Closing, Seller shall satisfy and indemnify Buyer from any such claim and shall furnish Buyer evidence thereof. Notwithstanding the foregoing, Seller shall have the right to contest any such claims provided that Seller executes and delivers to the Title Company any undertaking required by the Title Company, together with any funds required by the Title Company, to cause the Title Company to insure over such claims or to otherwise protect Buyer and the Real Property from any such claim.

           (c) PERMITS. Seller shall cooperate fully with Buyer as necessary to enable Buyer, at Buyer's cost, unless otherwise specified herein, to procure and to maintain all licenses, permits, or authorizations (including, without limitation, any liquor licenses which are required to be held in the name of the fee owner or ground lessee of the Real Property) necessary for the ownership of the Ground Leasehold Estate and/or other interests in the Real Property or the Improvements contemplated to be conveyed to Buyer hereunder. Further, Seller shall fully cooperate with Buyer, at no cost to Seller, in securing all necessary governmental approvals to transfer to Buyer such licenses, permits and authorizations.

           (d) TAXES. All payroll taxes, sales taxes, license taxes, liquor taxes, use taxes, and all other obligations arising from and as a result of the operation of the Real Property and due or to become due to any governmental or quasi-governmental authority, whether municipal, state, county, or federal, accruing and relating to any time periods prior to Closing shall be paid in full by Seller prior to the date on which any material penalties would attach thereto.

           (e) LIENS. From the Contract Date to the Closing Date, Seller shall not sell, assign, or create any right, title, or interest whatsoever in or to any of the Property, or create or permit to exist any liens, encumbrance, or charge thereon, without promptly discharging same prior to the Closing.

           (f) MECHANIC'S LIEN. Seller shall satisfy or insure over any and all claims for mechanic's or materialmen's liens for work performed or materials supplied prior to Closing; provided, however, Seller shall have the right to contest any such claim so long as a bond is posted by Seller and other procedures reasonably acceptable to Buyer are followed in order to protect the Real Property and Personal Property and so long as no exception therefor appears in the Title Policy.

           (g) CONTRACTS. Seller agrees not to enter into any contracts, commitments, leases, or agreements after the date hereof to which the Buyer or the Property may be or may become subject without the express written approval of Buyer, which shall not be unreasonably withheld.

           (h) BUSINESS PRACTICES. From the Contract Date to the Closing Date, Seller shall cause the business operations at the Real Property to be conducted in the ordinary course consistent with Seller's historical practices, and Seller shall diligently attempt to cause its golf course operations to preserve and maintain their goodwill, including relationships with suppliers, members, and customers consistent with Seller's historical practices. In addition, Seller shall maintain financial records and books of account with respect to the Property consistent with Seller's historical practices and to maintain all existing insurance on the Property.

           (i) VIOLATION OF REPRESENTATIONS. From the Contract Date to the Closing Date, Seller shall not take any action or omit to take any action which action or omission would have the effect of violating, in any material respect, any of the representations, warranties, or covenants of Seller contained in this Agreement.

           (j) CLUB OPERATION RESTRICTIONS. From the Contract Date to the Closing Date, Seller shall not, without Buyer's prior written consent, either (i) adopt a new membership program, (ii) modify, or agree to modify, (A) the total allowable number of members or classes of memberships in the clubs, or (B) the amount of initiation fees, deposits, monthly dues or other fees to be charged to members for using the club,
      (iii) modify the membership bylaws of any of the golf clubs, (iv) offer, transfer, or sell any memberships in the clubs for an amount less than the initiation fees as of the Contract Date, (v) offer memberships through payment plans which accelerate the amounts which would otherwise be due prior to the Closing Date or reduce or abate amounts which would otherwise be due after the Closing Date (other than, in the case of clauses (ii), (iv), and (v), in the ordinary course of business consistent with past practices), or (vi) offer any new membership sales programs which utilize Buyer's trade names, trademarks or other identifying symbols or which mentions the sale of the Property contemplated hereby.

           (k) GOVERNMENTAL INQUIRIES. Seller hereby acknowledges and agrees that from the Contract Date to the Closing Date or earlier termination of this Agreement, Buyer may contact any and all federal, state and local governmental entities, agencies and departments in order to inquire about and investigate any and all matters relating to the Property. Buyer shall inform Seller of all such contracts, whether oral or written and shall furnish Seller with copies of all written inquiries.

           (l) MAINTENANCE. From the Contract Date to the Closing Date, Seller shall, at its sole cost and expense, maintain or cause to be maintained the Property free from waste and neglect and in good order and repair, and operate and manage the Property in accordance with Seller's historical practices, and Seller shall keep and perform or cause to be performed in all material respects all obligations of Seller under the Contracts, the Licenses and Permits, the Operating Permits, the Warranties and under the Legal Requirements. On the Closing Date, Seller shall tender possession of the Property to Buyer in the same condition the Property was in as of the Contract Date, except for ordinary wear and tear, and subject to casualty loss and condemnation.

           (m) INSURANCE. From the Contract Date to the Closing Date, Seller shall maintain or cause to be maintained in full force and effect liability, casualty and other insurance upon and in respect to the Property as was being maintained by Seller as of the Contract Date.

           (n) OPERATION. From the Contract Date to the Closing Date, and except as otherwise expressly permitted pursuant to the provisions of this Agreement, Seller shall operate and manage the Property in material compliance with all applicable Legal Requirements and in accordance with Seller's historical management and operation practices; provided that during said period, without the prior written consent of Buyer, which shall not be unreasonably withheld, Seller shall not do, suffer or permit, or agree to do, any of the following:

                 (i) enter into any transaction in respect to or affecting the
            Property which shall be binding upon Buyer or the Property, in any respect, from and after closing; except that Seller shall be entitled to enter into Contracts in the ordinary course of business and to sell memberships without Buyer's consent so long as such sales are consistent with Seller's existing membership structure and marketing programs, as disclosed to Buyer during the Due Diligence Period;

                 (ii) sell (other than Inventory), encumber or grant any
            security interest in the Property or any part thereof in any form or manner whatsoever, or otherwise perform or permit any act which will materially diminish or otherwise materially affect Buyer's interest under this Agreement or in or to the Property or which will prevent Seller's full performance of its material obligations hereunder or which would have the effect of materially breaching any of Seller's representations or warranties set forth herein;

                 (iii) enter into, amend, waive any rights under, terminate or extend any Warranty;

                 (iv) amend or waive any rights, or suffer or permit a default to occur under the Ground Lease, any Licenses and Permits, Operating Permits, Loan Documents or any other document or instrument affecting the Property; or

                 (v) remove from the Property any of the Improvements or
            fixtures thereon or any of the Personal Property.

           (o) GROUND LESSOR CONSENT AND ESTOPPEL. Seller shall deliver to Buyer, on or before Closing, a consent and estoppel certificate executed by Ground Lessor substantially in the form and substance as attached hereto as Exhibit P (herein, the "GROUND LESSOR CONSENT AND ESTOPPEL"). As required by Section 11.2(p) below, the foregoing Ground Lessor Consent and Estoppel shall be dated no more than twenty (20) days prior to the Closing Date. Without limitation on any other rights or obligations set forth herein, the delivery of the Ground Lessor Consent and Estoppel, in substantially the same form and substance as attached hereto as Exhibit P, shall, at Buyer's discretion, be a condition precedent to Buyer's obligations hereunder.

           (p) CONSENTS. Seller shall obtain, on or before the Closing Date, all consents from governmental agencies and other persons or entities necessary in connection with Seller's performance of its obligations hereunder. Without limitation of the foregoing, all consents, notices to, filing or registration with any governmental or regulatory body or authority, or any other person or entity required to be made or obtained in connection with the assignment of the Operating Permits to Lessee shall be made on or before the Closing.

                                   ARTICLE 8

                              CONDITIONS PRECEDENT

     8.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER. Buyer's obligation to acquire the Property pursuant to this Agreement shall be subject to the satisfaction, prior to the Closing Date, of all of the following conditions precedent, each of which is for the benefit of Buyer and may be waived by Buyer in its sole discretion:

           (a) there shall have been no material damage to the Property since the Contract Date resulting in costs of repair exceeding the sum of One Hundred Thousand Dollars ($100,000.00);

           (b) there shall have been no notice given to Seller or Buyer, nor shall Seller or Buyer have any knowledge, of any pending or contemplated condemnation of any material portion of the Real Property, any impairment of access to any material portion of the Real Property or any material violation of any portion of the Property with any Legal Requirement;

           (c) all representations and warranties of Seller set forth in the Agreement shall be true and correct in all material respects as of the Closing Date, except to the extent such representations or warranties relate to a specific date, in which case they shall be true and correct in all material respects as of such specific date.

           (d) Seller shall have obtained all consents from, given all notices to, and made all filings and registrations with, any governmental body or authority, or any other person or entity, which are required to be obtained, given or made in connection with the assignment of the Operating Permits to Lessee;

           (e) there shall have been no material adverse change in the financial condition of the Property or the underlying golf courses and related operations since the Contract Date;

           (f) Seller shall have performed, in all material respects, all of its covenants and obligations under this Agreement;

           (g) All Licenses and Permits and all Operating Permits necessary for the conduct of business at the Property as currently conducted shall have been assigned or reissued to either Buyer or Lessee, as appropriate; and

           (h) Seller shall have timely executed and delivered to Escrowee all of the items referred to in Section 11.2 hereof.

      8.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. Seller's obligation to sell, convey, assign, transfer and deliver the Property to Buyer pursuant to this Agreement shall be subject to the satisfaction, prior to the Closing Date, of all of the following conditions precedent, each of which is for the benefit of Seller and may be waived by Seller in its sole discretion:

           (a) all of the representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the Closing Date, except to the extent such representations or warranties relate to a specific date, in which case they shall be true and correct in all material respects as of such specific date;

           (b) Buyer shall have performed, in all material respects, all of its covenants and obligations under this Agreement; and

           (c) Buyer shall have timely executed and delivered to Escrowee all of the items referred to in Section 11.3 hereof.

      8.3 IPO CONDITION. The obligation of either Seller or Buyer to close the transaction contemplated hereby is subject to the consummation of the IPO (the "IPO CONDITION"). Buyer shall have the period beginning on the Contract Date and ending on September 30, 1998 (the "IPO PERIOD") for satisfaction of the IPO Condition. Failure of Buyer to consummate the IPO within the IPO Period shall, without further action of either party, constitute termination of this Agreement, whereupon neither party shall have any further rights or obligations hereunder, except for rights and obligations which are expressly provided in this Agreement to survive such termination.

                                   ARTICLE 9

                      DESTRUCTION, DAMAGE OR CONDEMNATION

     9.1 DESTRUCTION OR DAMAGE. If, subsequent to the Contract Date and on or before the Closing Date, all or any material portion of the Property shall be destroyed or damaged by one or more incidents of vandalism, fire, release of Hazardous Materials or other casualty, whether or not covered by insurance, Seller shall immediately give Buyer notice of such occurrence, and Buyer, within fifteen (15) days after receipt of such notice, may elect by written notice to Seller to (a) terminate this Agreement, in which event this Agreement shall be deemed null and void and neither party shall have any further rights and obligations hereunder (subject to Buyer's Indemnity which shall survive closing for the period specified in Section 5.2), or (b) proceed to close the transaction contemplated hereby as scheduled (except that if the Closing Date is less than fifteen (15) days following Buyer's receipt of such notice, closing shall be delayed until Buyer makes such election), with no adjustment to the Acquisition Price; provided; however, that Buyer shall have the right to participate in the adjustment and settlement of any insurance claim relating to said damage, and Seller shall assign and/or pay to Buyer at closing all insurance proceeds (and other related choses in action, if any) collected or claimed with respect to said loss or damage plus any deductible or self-insured amount. Buyer's failure to give notice within the time period specified above shall be deemed to be Buyer's election of option (a) above. Notwithstanding anything to the contrary contained in this Section 9.1, if the cost of restoring damage to the Property is less than One Hundred Thousand Dollars ($100,000.00), then Buyer shall have no right to terminate this Agreement and the closing and insurance adjustment procedures described in clause (b) above shall apply.

      9.2 CONDEMNATION. If, subsequent to the Contract Date and on or before the Closing Date, any proceeding which shall relate to the proposed taking of any material portion of the Real Property by condemnation or eminent domain or any action in the nature of eminent domain, or the taking or closing of any right of access to the Real Property, is instituted or commenced, Buyer shall have the right and option to terminate this Agreement by giving Seller written notice to such effect within fifteen (15) days after receipt of written notification of any such occurrence or occurrences. Failure to give such notice within such time shall be conclusive evidence that Buyer has waived the option to terminate by reason of the occurrence or occurrences of which it has received notice, the parties shall proceed to close the transaction contemplated hereby and Buyer shall be credited with or be assigned all Seller's right to any proceeds therefrom. Seller agrees to furnish Buyer written notification with respect to any such proceedings within forty-eight (48) hours of Seller's receipt of any such notification or learning of the institution of such proceedings. Should Buyer elect to so terminate this Agreement, this Agreement shall be deemed null and void and neither party shall have any further rights and obligations hereunder (subject to Buyer's Indemnity which shall survive closing for the period specified in Section 5.2). If the Closing Date is less than fifteen (15) days following the last day on which Buyer is entitled to elect to terminate this Agreement, then the closing shall be delayed until Buyer makes such election. A taking of a "material" portion of the Real Property shall be deemed to occur where such taking (i) results in the closing of access to the Real Property without alternative access being provided, (ii) requires the relocation of any utility facility, or (iii) would result in restoration costs in excess of One Hundred Thousand Dollars ($100,000.00).

                                   ARTICLE 10

                    POSSESSION, PRORATIONS AND CLOSING COSTS

     10.1 POSSESSION. Sole and exclusive possession of the Property shall be delivered to Buyer on the Closing Date, subject only to the rights of parties under any Permitted Title Exceptions and subject to the terms and conditions of the Property Lease being entered into at Closing.

     10.2 PRORATIONS. It is acknowledged that the Lessee, as lessee under the Property Lease, shall continue to operate the Property from and after Closing and, pursuant to said Property Lease, shall be entitled to all revenues generated from, and shall be obligated to pay all taxes and expenses (including all rental due under the Ground Lease) relating to, the Property from and after Closing and during the entire term of the Property Lease (subject, however, to payment of the various rentals otherwise described in said Property Lease). As a result of the foregoing, there shall be no proration, at Closing, of any revenue, tax or expense items hereunder. However, for purposes of determining "Additional Rent" due and owing under the Property Lease for the year in which the Closing Date (i.e., the "Commencement Date" under the Property Lease) occurs, the parties agree as follows:

           (a) All revenue received by Seller that relates to time periods after the Closing Date, including, but not limited to, deposits, advance registration and other fees previously received by Seller, rents, membership dues, initiation fees, prepaid greens fees, coupon book receipts, gift certificates, discount certificates, locker rentals, tournament fees, tradeouts, function deposits, and bag storage charges, shall be deemed "Golf Course Revenue" or "Other Revenue" (as the case may be) under the Property Lease, attributable to periods following the Commencement Date of the Property Lease term on an accrual basis in accordance with generally accepted accounting principles.

           (b) All of Seller's receivables, unreceived revenue and deferred income relating to the operation of the Property prior to the Closing Date and not otherwise provided for in this Section 10.2 or elsewhere in this Agreement, shall remain the property of Seller ("SELLER'S RECEIVABLES") and shall not be deemed "Golf Course Revenue" or "Other Revenue" under the Property Lease attributable to any period falling within the term of the Property Lease. It is acknowledged that the Lessee, as lessee under the Property Lease, shall continue to attempt to collect Seller's Receivables following the Closing Date. Regardless of payee designation, all payments received following the Closing Date by the Lessee, as lessee under the Property Lease, from any club member who has an outstanding Seller's Receivables shall be presumed to be payments in respect to the currently due charges, and thereafter to outstanding Seller's Receivables in the inverse order of maturity.

      10.3 CLOSING COSTS. Seller shall be responsible for all title charges and premiums attributable to the Title Policy (and "mark-up") required to be delivered by Seller hereunder (i.e., including any additional charges or premiums for ALTA extended coverage, and the other endorsements described in the definition of "Title Policy" under Section 1.1 hereof), all charges and fees for the Surveys, all state, county, local and municipal transfer taxes, all state deed fees, all recording fees, all documentary fees and taxes, one-half of all escrow costs, and all other customary "seller" closing charges. Buyer shall be responsible for all costs incurred in connection with any financing obtained by Buyer and all other customary "buyer" expenses, including, without limitation, all engineers', accountants' and other professional fees associated with Buyer's pre-closing Inspections and one-half of all escrow fees. Buyer and Seller shall each pay the fees and expenses of their respective legal counsel incurred in connection with the transaction contemplated hereby.

                                   ARTICLE 11

                                    CLOSING

     11.1 TIME AND PLACE. The closing of the transaction contemplated hereby ("CLOSING") shall take place at the offices of Buyer's attorney on a date (the "CLOSING DATE") to be specified by written notice from Buyer to Seller, such date to be not later than ten (10) business days following the expiration of the IPO Period. The Closing shall be effected pursuant to the escrow instructions described in Section 3.5 above. Unless the parties otherwise agree, it is contemplated that the Closing shall take place concurrently with or following the consummation of the IPO, as more fully described in Section 8.3 above.

     11.2 SELLER'S DELIVERIES. On or before the Closing Date, Seller shall deliver or cause to be delivered to Buyer or to Escrowee the following documents, each of which shall be in form and substance reasonably acceptable to Buyer:

           (a) The Deed and the Assignment (which Assignment shall contain Seller's indemnification, in favor of Buyer, whereby Seller shall indemnify, defend and hold Buyer harmless from and against any and all obligations of Seller arising or accruing under the Ground Lease prior to Closing);

           (b) Two (2) counterpart originals of Seller's assignment of the Licenses and Permits and Warranties, substantially in the form attached as Exhibit I hereto (the "ASSIGNMENT OF LICENSES, PERMITS AND WARRANTIES"), executed by Seller;

           (c) Seller's bill of sale assigning and conveying the Personal Property and the Trade Names and Trademarks substantially in the form attached as Exhibit J hereto, executed by Seller;

           (d) Two (2) counterpart originals of the Property Lease, executed by Lessee, as sublessee thereunder;

           (e) Originals of the Ground Lease and of all Licenses and Permits and Warranties assigned to Buyer (or where originals are unavailable, copies duly certified by Seller as being true, correct and complete copies of the originals);

           (f) Copies of all Loan Documents, Membership Agreements, Contracts and Operating Permits duly certified by Seller as being true, correct and complete;

           (g) Seller's certificate dated as of the Closing Date confirming the representations and warranties of Seller under Section 6.1 hereof and, if applicable, describing any change in facts or circumstances which would make any of such representations or warranties untrue as of the Closing Date;

           (h) Such evidence as may be reasonably satisfactory to Buyer evidencing the due authorization, execution and delivery of this Agreement and the other documents to be executed in connection herewith by Seller;

           (i) An ALTA Statement or other affidavit in form required by the Title Company in order to issue the Title Policy required hereunder;

           (j) An executed Affidavit in customary form, or a qualifying statement from the U.S. Treasury Department that the transaction is exempt from the withholding tax requirement imposed by Section 1445A of the Internal Revenue Code and the rules and regulations promulgated thereunder ("SECTION 1445A");

           (k) All keys and pass-cards to the Improvements and all Personal Property;

           (l) The Title Policy (or a "marked-up" title commitment as described in Section 4.1 above);

           (m) Any required state, county and municipal transfer declarations;

           (n) As required under Article 17 of this Agreement, documents evidencing the indemnification and release of Seller with respect to liability under any applicable Bulk Sales Law;

           (o) A payoff letter from each lender under the Loan Documents stating the amount necessary to satisfy, in full, the indebtedness evidenced and/or secured by the Loan Documents as of the Closing Date, together with full and complete recordable releases of all liens created by such Loan Documents which are in effect as of the Closing Date (it being understood and agreed, however, that the conveyance of the Property contemplated hereby shall be subject to such Loan Documents and the indebtedness evidenced and/or secured thereby and the Debt Subject to Amount shall be paid from funds deposited by Buyer which are in addition to the Acquisition Price);

           (p) the original Ground Lessor Consent and Estoppel, executed by Ground Lessor and dated no more than twenty (20) days prior to the Closing Date;

           (q) Such other documents, instruments, certifications and confirmations as may be necessary or appropriate to comply with the provisions of this Agreement or as may be reasonably required and designated by Title Company to fully effect and consummate the transactions contemplated hereby;

           (r) Such funds as may be required, in addition to funds deposited by Buyer to (i) discharge all deeds of trusts, mortgages, mechanic's liens, judgment liens, security interests or encumbrances against the Property securing any indebtedness or obligations (other than the Permitted Title Exceptions and the liens created by the Loan Documents), and (b) pay any amounts required to be paid by Seller in accordance with the provisions of Article 10; and

           (s) Such other documents and instruments as may be reasonably requested by the underwriters or their counsel to comply with federal and state securities law requirements with respect to the issuance of the Units and/or Common Stock as part of the IPO.

      11.3 BUYER'S DELIVERIES. On or before the Closing Date, Buyer shall deliver or cause to be delivered to Seller or to Escrowee the following documents, each of which shall be in form and substance reasonably acceptable to Seller:

           (a) Two (2) counterpart originals of the Assignment of Licenses, Permits and Warranties, executed by Buyer;

           (b) Two (2) counterpart originals of the Property Lease, executed by Buyer as sublessor;

           (c) An ALTA statement or other affidavit in form required by the Title Company in order to issue the Title Policy required hereunder;

           (d) Buyer's certificate dated as of the Closing Date confirming the representations and warranties of Buyer under Section 6.2 hereof and, if applicable, describing any change in facts or circumstances which would make any of such representations or warranties untrue as of the Closing Date;

           (e) The Acquisition Price consideration required hereunder plus funds sufficient to pay the Debt Subject to Amount;

           (f) Any required state, county and municipal transfer declarations;

           (g) Such other documents, instrument, certifications and confirmations as may be necessary or appropriate to comply with the provisions of this Agreement or as may be reasonably required and designated by Title Company to fully effect and consummate the transactions contemplated hereby; and

           (h) Funds sufficient to pay all amounts required to be paid by Buyer in accordance with the provisions of Article 10.

      11.4 CONCURRENT DELIVERIES. Seller and Buyer shall jointly deposit in the escrow or deliver to each other at or before Closing an agreed settlement statement duly executed by the respective parties.

      11.5 CONCURRENT TRANSACTIONS. All documents or other deliveries required to be made by Buyer or Seller at Closing, and all transactions required to be consummated concurrently with all other transactions and all other deliveries, and no delivery shall be deemed to have been made, and no transaction shall be deemed to have been consummated, until all deliveries required by Buyer, or its nominee, and Seller shall have been made, and all concurrent or other transactions shall have been consummated.

      11.6 NEW YORK STYLE CLOSING. At the request of either party, the transaction shall be closed by means of a so-called "New York Style Closing," with the concurrent delivery of documents of title, transfer of interest, delivery of the Title Policy (or "marked-up" title commitment as described herein) and payment of the Acquisition Price. Seller shall provide any undertaking to the Title Company necessary for the New York Style Closing to occur.

      11.7 EMPLOYEES AND LEASING COMMISSIONS. Seller's employees shall be the sole responsibility and expense of the Seller. Seller agrees that Buyer shall have no responsibility for any unpaid leasing fee or commission is due any party in connection with any Contract and that Seller will not look to Buyer for any payment for services, commissions or fees in connection with the operation of the Property performed or incurred prior to the Closing Date. Seller shall indemnify, defend and hold Buyer harmless from and against any and all damages, liabilities, costs and expenses (including attorneys' fees and other litigation expense) arising from any claim by any person for any leasing fee or commission in connection with any Contract, or any claim by any employee employed by Seller in the operation of the Property.

     11.8 LOAN PAYOFF. Seller and Buyer shall direct Escrowee (i) to pay all of the loan evidenced and/or secured by the Loan Documents, in accordance with the payoff letter(s) deposited by Seller, with the funds deposited by Buyer pursuant to Section 11.3(e) above, and (ii) to satisfy or remove from the Title Policy the lien of the Loan Documents.

                                   ARTICLE 12

                                INDEMNIFICATION

     12.1 SELLER'S INDEMNITY. Seller hereby agrees to indemnify, defend and hold harmless Buyer, and its partners, members, officers, shareholders, directors, employees and agents (collectively, the "BUYER INDEMNIFIED PARTIES") from and against any and all losses, liabilities, fines and penalties and damages (including, without limitation, any damages or injury to persons, property or the environment as provided hereunder), or actions or claims in respect thereof (including, without limitation, amounts paid in settlement and reasonable cost of investigation, reasonable attorneys' fees and other legal expenses), resulting from third party claims (based upon the allegations set forth in such claims and whether or not ultimately successful) to which Buyer and/or the other Buyer Indemnified Parties may become subject or which Buyer and/or the other Buyer Indemnified Parties may suffer or incur, either directly or indirectly, insofar as such losses, liabilities or damages (or actions or claims in respect thereof) arise out of, are with respect to, or are based upon:

                 (i) Seller's breach of any representation or warranty set
            forth in this Agreement;

                 (ii) Seller's default in the performance of any of Seller's covenants set forth in this Agreement;

                 (iii) Seller's failure to satisfy and discharge any and all obligations of Seller under the Ground Lease, the Loan Documents or any Contracts to which Seller is bound which obligations relate to any time period prior to the Closing;

                 (iv) Seller's failure to fully satisfy and discharge any and all obligations of Seller regarding any current or former employees of Seller including, without limitation, any obligations of Seller for the payment of wages, salaries, benefits and other compensation;

                 (v) Any obligations, liabilities or charges of Seller not
            expressly assumed by Buyer; or

                 (vi) The operation and management of the Property (including any liabilities incurred with respect thereto) at any time on or prior to the Closing Date.

     12.2 BUYER'S INDEMNITY. Buyer hereby agrees to indemnify, defend and hold Seller and the other Seller Indemnified Parties harmless from and against any and all losses, liabilities, fines and penalties and damages (including, without limitation, any damages or injury to persons, property or the environment as provided hereunder), or actions or claims with respect thereto, except for liabilities specifically assumed or retained by Seller pursuant to the terms of this Agreement (including, without limitation, amounts paid in settlement and reasonable costs of investigation, reasonable attorneys' fees and other legal expenses) resulting from third party claims (based upon the allegations set forth in such claims whether or not ultimately successful) to which Seller and/or the other Seller Indemnified Parties may become subject or which Seller and/or the other Seller Indemnified Parties may suffer or incur, either directly or indirectly, insofar as such losses, liabilities or damages (or actions or claims in respect thereof) arise out of, are with respect to, or are based upon:

                 (i) Buyer's breach of any representation or warranty set forth in this Agreement or a breach of any covenant of Buyer contained herein;







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




                 (ii) any obligations, liabilities or charges of Seller that are expressly assumed by Buyer and that are not the Lessee's obligations, liabilities or charges under the Property Lease; or

                 (iii) the operation and management of the Property (including any liabilities incurred with respect thereto) at any time after the Closing Date.

      12.3 INDEMNIFICATION CLAIMS.

           (a) Any claim for indemnification under this Agreement must be asserted in writing by the Seller Indemnified Party or the Buyer Indemnified Party, as the case may be, stating the nature of the losses and the basis for the indemnification therefor within one (1) year from the Closing Date [(i.e., meaning that the Seller Indemnified Party or the Buyer Indemnified Party, as the case may be, must give a detailed notice to the indemnifying party hereunder of such claim on or before the first to occur of (A) sixty (60) days after the Seller Indemnified Party or the Buyer Indemnified Party, as the case may be, first becomes aware of the matter giving rise to such claim for indemnification, and (B) the four hundred twenty-fifth (425th) day following the Closing Date (being one year plus sixty (60) days) and if the indemnifying party hereunder disputes or fails to satisfy its indemnity obligation therefor, the Seller Indemnified Party or the Buyer Indemnified Party, as the case may be, must commence, and serve the indemnifying party hereunder in, a legal action on such claim no later than the five hundred forty-eighth (548th) day following the Closing Date]; provided, however, that the foregoing shall not limit any survival period hereunder which expressly exceeds one
      (1) year.

           (b) As soon as reasonably practicable after receipt by the party seeking indemnification of notice of any liability or claim incurred by or asserted against such party that is subject to indemnification under this Agreement, the Seller Indemnified Party or Buyer Indemnified Party, as the case may be, shall give notice thereof to the applicable indemnifying party (i.e., Seller or Buyer, as the case may be), including liabilities or claims to be applied against the indemnification threshold established pursuant to this Section. The Seller Indemnified Party or the Buyer Indemnified Party, as the case may be, may at its option demand indemnity under this Section as soon as a claim has been threatened by a third party, regardless of whether any actual losses have been suffered, so long as such indemnified party shall in good faith determine that such claim is not frivolous and that the indemnified party may be liable for, or otherwise incur, losses as a result thereof and shall give notice of such determination to the indemnifying party. The indemnified party shall permit the indemnifying party, at its option and expense, to assume the defense of any such claim by counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party, and to settle or otherwise dispose of the same; provided, however, that the indemnified party may at all times participate in such defense at its expense; and provided further, however, that the






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




      indemnifying party shall not, in defense of any such claim, except with the prior written consent of the indemnified party in its sole and absolute discretion, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to the indemnified party and its affiliates a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages (which money damages shall thereafter be paid by the indemnifying party hereunder). If the indemnifying party shall fail to undertake such defense within thirty (30) days after such notice, or within such shorter time as may be reasonable under the circumstances, then the indemnified party shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of the indemnifying party.

      12.4 LIMITATION. Notwithstanding anything to the contrary contained in this Article 12, Seller's maximum liability for all indemnification obligations under Section 12.1 above shall not exceed the sum of (a) the total value of the Property, based upon the Units given as consideration, plus (b) the total value of all other Units received by Seller and/or its affiliates pursuant to the Other Contribution/Conversion Agreements.

                                   ARTICLE 13

                                    DEFAULT

     13.1 BUYER DEFAULT. Notwithstanding anything to the contrary contained in this Agreement, if (a) Buyer has not terminated this Agreement in accordance with its terms prior to the expiration of the Contingency Period; (b) the sale of the Property to Buyer is not consummated due to Buyer's failure to perform any act required of Buyer hereunder, and (c) all of the conditions precedent to Buyer's obligation to close have been satisfied or waived by Buyer, then Seller shall execute and deliver to Buyer written notice of such breach, which notice shall set forth complete information above the nature of the breach. Buyer shall have a period of three (3) business days to cure such breach. If such breach remains uncured beyond the three (3) business day period described above, then, as Seller's sole and exclusive remedy in lieu of all other legal or equitable remedies shall be either: (i) to cancel this Agreement, in which event Seller shall have the right to recover from Buyer all of Seller's actual, reasonable out-of-pocket third party costs, fees and expenses incurred in connection with this transaction, or (ii) to specifically enforce the provisions of this Agreement. Nothing herein shall be deemed to limit, in any manner, Buyer's indemnity obligations described in Section 12.2 hereof.

     13.2 SELLER DEFAULT. Notwithstanding anything to the contrary contained in this Agreement, if Seller fails to perform any act required of Seller hereunder, or otherwise is in breach of any of its representations or warranties hereunder, then Buyer shall execute and deliver to Seller written notice of such default or breach, which notice shall set forth complete information about the nature of the default or breach. Seller shall have a period of three (3) business days to cure such default or breach. If such default or breach remains uncured beyond the three (3) business day period described above, then Buyer's sole and exclusive remedy, in lieu of any and all other remedies at law or in equity shall be either: (i) to cancel this Agreement, in which event Buyer shall have the right to recover from Seller all of Buyer's actual, reasonable out-of-pocket third party costs, fees and expenses incurred in connection with this transaction, or (ii) to specifically enforce the provisions of this Agreement. Nothing herein shall be deemed to limit, in any manner, Seller's indemnity obligations described in Section 12.1 hereof.

                                   ARTICLE 14

                                   BROKERAGE

     14.1 BROKERAGE. Seller hereby represents and warrants to Buyer that Seller has not dealt with any broker or finder with respect to the transaction contemplated hereby and Seller hereby agrees to indemnify, defend and hold harmless Buyer for any claim for brokerage commission or finder's fee asserted by any person, firm or corporation claiming to have been engaged by Seller. Buyer hereby represents and warrants to Seller that Buyer has not dealt with any broker or finder in respect to the transaction contemplated hereby and Buyer hereby agrees to indemnify, defend and hold harmless Seller for any claim for brokerage commission or finder's fee asserted by a person, firm or corporation claiming to have been engaged by Buyer.

                                   ARTICLE 15

                                    NOTICES

     15.1 NOTICES. Any notice, request, demand, instruction or other document to be given or served hereunder or under any document or instrument executed pursuant hereto shall be in writing and shall be delivered personally, or transmitted by facsimile (provided that the original thereof together with the facsimile confirmation sheet shall thereafter be promptly sent by regular United States Mail), or sent by United States registered or certified mail, return receipt requested, or sent by overnight express courier, postage prepaid, and shall be addressed to the parties at their respective addresses set forth below, and the same shall be effective upon receipt if delivered personally, or two (2) business days after deposit in the mails, if mailed as aforesaid, or one (1) business day after deposit with an overnight express courier, or immediately upon being sent by facsimile transmission. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith.

             If to Buyer:     APGM Limited Partnership
                              c/o Arnold Palmer Golf Management LLC
                              Building 106, Montgomery Street
                              Presidio Main Post, P.O. Box 29355
                              San Francisco, California 94129
                              Attn:  Mr. Peter Nanula
                              Facsimile:  415/561-4680

             with a copy to:  Rudnick & Wolfe
                              203 North LaSalle Street, Suite 1800
                              Chicago, Illinois  60601
                              Attn:  Edward S. Goldman, Esq.
                              Facsimile:  312/630-5321

             If to Seller:    Arnold Palmer Golf Management LLC
                              Building 106, Montgomery Street
                              Presidio Main Post, P.O. Box 29355
                              San Francisco, California 94129
                              Attn:  Mr. George Haworth
                              Facsimile:  415/561-4680

                                   ARTICLE 16

                              ADDITIONAL COVENANTS

     16.1 ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS. This Agreement, together with the Property Lease, contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and the same may not be amended, modified or discharged nor may any of its terms be waived except by an instrument in writing signed by the party to be bound thereby.

     16.2 FURTHER ASSURANCES. The parties each agree to do, execute, acknowledge and deliver all such further acts, instruments and assurances and to take all such further action before or after the closing as shall be necessary or desirable to fully carry out this Agreement and to fully consummate and effect the transactions contemplated hereby.

     16.3 SURVIVAL AND BENEFIT. All agreements, obligations and indemnities of the parties shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Except as otherwise expressly set forth herein, all representations, warranties and indemnities shall survive Closing for a period of one (1) year.






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




     16.4 NO THIRD PARTY BENEFITS. This Agreement is for the sole and exclusive benefit of the parties hereto and their respective successors and assigns, and no third party is intended to or shall have any rights hereunder.

     16.5 BUYER'S INVESTIGATION AND INSPECTIONS. Any investigation or inspection conducted by Buyer, or any agent or representative of Buyer, pursuant to this Agreement, in order to verify independently Seller's satisfaction of any conditions precedent to Buyer's obligations hereunder or to determine whether Seller's warranties are true and accurate, shall not affect, or constitute a waiver by Buyer of, any of Seller's obligations hereunder or Buyer's reliance thereon.

      16.6 INTERPRETATION. The headings and captions herein are inserted for convenient reference only and the same shall not limit or construe the paragraphs or Sections to which they apply or otherwise affect the interpretation hereof. This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Whenever under the terms of this Agreement the time for performance of a covenant or condition falls upon a Saturday, Sunday or holiday, such time for performance shall be extended to the next business day. Otherwise all references herein to "DAYS" shall mean calendar days. Time is of the essence of this Agreement.

     16.7 GOVERNING LAW. With respect to general issues regarding enforcement of this Agreement, this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. With respect to specific issues relating to the particular golf course property, the laws of the State where the Real Property is located shall govern and control.

     16.8 ATTORNEYS' FEES. In any action or proceeding involving this Agreement or the contents hereof, the prevailing party shall be entitled to recover from the other party the prevailing party's reasonable costs and expenses in such action or proceeding, including reasonable attorneys' fees.

     16.9 ASSIGNMENT. Seller shall not have the right to assign this Agreement, or any interest herein, to any other person or entity, without first having obtained the prior written consent of Buyer (which consent may be withheld at Buyer's sole and exclusive discretion). Buyer shall have the right to assign this Agreement, or any interest herein, to any other party, provided that in such instance the assignee shall assume all of the rights and obligations of Buyer hereunder, and provided that the original named Buyer shall continue to be responsible for all of "Buyer's" obligations hereunder. Buyer shall have the right to designate a nominee, at closing, to which title to the Property (or any portion thereof) shall be conveyed, marked as attached.

     16.10 INTENTIONALLY OMITTED.


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




     16.11 OFFER AND ACCEPTANCE. Delivery by Buyer to Seller of a copy of this Agreement executed by Buyer shall constitute an offer to purchase the Property upon the terms and conditions herein set forth which shall be effective for a period of seventy-two (72) hours following the time of such delivery. If Seller fails to deliver a fully executed counterpart of this Agreement to Buyer prior to expiration of such seventy-two (72) hour period, then at Buyer's sole option, said offer may be revoked and rescinded in its entirety at any time thereafter, and upon such revocation and rescission, said offer and this Agreement shall have no further force or effect.

                                   ARTICLE 17

                        COMPLIANCE WITH BULK SALES ACTS

     17.1 Each party hereto waives compliance with the requirements of any and all bulk sales regulations of any of the applicable jurisdictions in which the Property is located (the "BULK SALES LAWS"). Notwithstanding the foregoing, Seller shall indemnify, defend and hold harmless Buyer and Buyer's constituent partners from and against any and all costs, expenses, damages, fines, penalties, claims, suits or proceedings arising under any and all applicable Bulk Sales Laws by reason of the transactions hereunder (which indemnity shall expressly survive the Closing of this transaction hereunder for the longest period permitted by applicable law and which indemnity shall not be subject to any limitations on Buyer's ability to make claims or to seek recovery as may otherwise be provided hereunder).

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                              BUYER:

                              APGM LIMITED PARTNERSHIP, a
                              Delaware limited partnership


                              By:   PALMER MANAGEMENT, LLC, a
                                    Delaware limited liability company,
                                    its general partner

                                    By: ARNOLD PALMER GOLF MANAGEMENT LLC,
                                        a Delaware limited liability company,
                                        its managing member




                                        By:  /s/ George T. Haworth
                                        --------------------------------
                                        Name:  George T. Haworth
                                        Its:  CFO, Secretary & Treasurer

                              SELLER:

                              ARNOLD PALMER GOLF MANAGEMENT LLC,
                              a Delaware limited liability company



                              By:  /s/ Peter J. Nanula
                                  ----------------------------------------------
                              Name:  Peter J. Nanula
                                    --------------------------------------------
                              Its:  President
                                    --------------------------------------------




                                      49